     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2003
                                                     REGISTRATION NO. 333-
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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

  CITIGROUP GLOBAL MARKETS HOLDINGS INC.                     NEW YORK                                   11-2418067
             CGMH CAPITAL II                                 DELAWARE                                   06-6452994
             CGMH CAPITAL III                                DELAWARE                                   06-6452995
             CGMH CAPITAL IV                                 DELAWARE                                   06-6452996
       (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        SPECIFIED IN ITS CHARTER)                 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBERS)

                              388 GREENWICH STREET
                               NEW YORK, NY 10013
                                 (212) 816-6000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                             RICHARD KETCHUM, ESQ.
                                GENERAL COUNSEL
                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                              388 GREENWICH STREET
                               NEW YORK, NY 10013
                                 (212) 816-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                  JOHN R. DYE, ESQ.                                  JEFFREY D. KARPF, ESQ.
           GENERAL COUNSEL-CAPITAL MARKETS                     CLEARY, GOTTLIEB, STEEN & HAMILTON
                   CITIGROUP INC.                                       ONE LIBERTY PLAZA
                   399 PARK AVENUE                                  NEW YORK, NEW YORK 10006
                 NEW YORK, NY 10043                                      (212) 225-2000
                   (212) 559-1000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Global Markets Holdings Inc. and the Underwriters in light of market conditions.
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     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
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     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                            ------------------------
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------
                                              (continued on the following pages)

                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
            TO BE REGISTERED                REGISTERED(1)         PER UNIT(2)            PRICE(3)(4)        REGISTRATION FEE(5)
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  Debt Securities of Citigroup Global
    Markets Holdings Inc.(6)............
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  Index Warrants of Citigroup Global
    Markets Holdings Inc.(7)............
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  Trust Preferred Securities of the
    Trusts(8)...........................
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  Junior Subordinated Debt Securities of
    Citigroup Global Markets Holdings
    Inc.(8).............................
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  Guarantees of Trust Preferred
    Securities of the Trusts and certain
    back-up obligations(9)..............
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  Total(10).............................   $10,000,000,000                             $10,000,000,000            $809,000
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 (1) Includes an indeterminate number of securities that may be offered or sold by affiliates of the registrants in market making transactions.

 (2) The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

 (3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The aggregate public offering price of the Debt Securities, Index Warrants and Junior Subordinated Debt Securities of Citigroup Global Markets Holdings Inc. and the Trust Preferred Securities of the Trusts registered hereby will not exceed $10,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

 (4) Exclusive of accrued interest, distributions and dividends, if any.

 (5) A filing fee aggregating $101,303 was previously paid in connection with a registration statement filed earlier relating to the registration of $405,210,145 aggregate principal amount of securities which are being included in this Registration Statement. The filing fee of $809,000 being paid in connection with the filing of this registration statement relates solely to the registration of $10,000,000,000 aggregate principal amount of securities not previously registered.

 (6) There is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time. Includes Debt Securities which may be purchased by underwriters to cover over-allotments, if any.

 (7) There is being registered hereunder an indeterminate principal amount of Index Warrants representing rights to receive an amount of cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures or changes in an index or differences between two or more indices as may be sold from time to time. Includes Index Warrants that may be purchased by underwriters to cover over-allotments, if any.

 (8) There is being registered hereunder an indeterminate number of Trust Preferred Securities of CGMH Capital II, CGMH Capital III, and CGMH Capital IV (each a "Trust") and such indeterminate principal amount of Junior Subordinated Debt Securities of Citigroup Global Markets Holdings Inc. as may from time to time be issued at indeterminate prices. Includes Trust Preferred Securities which may be purchased by underwriters to cover over-allotments, if any. Junior Subordinated Debt Securities may be issued and sold to any Trust, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.

 (9) Includes the rights of holders of the Trust Preferred Securities under any Guarantees and certain back-up undertakings comprised of the obligations of Citigroup Global Markets Holdings Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Trust Preferred Securities) and such obligations of Citigroup Global Markets Holdings Inc. as set forth in the Amended and Restated Declaration of Trust of each Trust and the related Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Citigroup Global Markets Holdings Inc.'s obligations under the Junior Subordinated Debt Securities, the related Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Citigroup Global Markets Holdings Inc. of payments due on the Trust Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

(10) As described in note (5) above and the paragraph below, this Registration Statement relates to the registration of $10,000,000,000 aggregate principal amount of securities being registered hereby and an additional $405,210,145 aggregate principal amount of securities previously registered. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $10,405,210,145 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectuses and Prospectus Supplements included in this Registration Statement also relate to the Debt Securities of Citigroup Global Markets Holdings Inc. (formerly Salomon Smith Barney Holdings Inc.) and the Trust Preferred Securities of CGMH Capital II (formerly SSBH Capital II), CGMH Capital III (formerly SSBH Capital III) and CGMH Capital IV (formerly SSBH Capital IV), the Junior Subordinated Debt Securities of Citigroup Global Markets Holdings Inc., the Guarantees of Trust Preferred Securities of such Trusts and certain back-up obligations and Index Warrants previously registered under the Registration Statement on Form S-3 (No. 333-55650) of Citigroup Global Markets Holdings Inc. and such Trusts, as applicable. A filing fee of $101,303 was paid in connection with $405,210,145 of securities that remain eligible to be sold under the Registration Statement on Form S-3 (No. 333-55650) of Citigroup Global Markets Holdings Inc. as of June 19, 2003.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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                               INTRODUCTORY NOTE

     This Registration Statement contains:

     - a form of base prospectus relating to debt securities and index warrants of Citigroup Global Markets Holdings Inc.;

     - a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Global Markets Holdings of its Medium-Term Senior Notes, Series A, and Medium-Term Subordinated Notes, Series B, in registered form;

     - a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Global Markets Holdings of its Medium-Term Senior Notes, Series A, and Medium-Term Subordinated Notes, Series B, in bearer form; and

     - a form of trust preferred securities prospectus relating to junior subordinated debt securities of Citigroup Global Markets Holdings and to the trust preferred securities of CGMH Capital II, CGMH Capital III and CGMH Capital IV. The trust preferred securities prospectus may be used for one or more offerings by Citigroup Global Markets Holdings and the respective CGMH Capital trusts. To the extent required, the information in the trust preferred securities prospectus, including financial information, will be updated at the time of each offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP GLOBAL MARKETS HOLDINGS INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 2003

PROSPECTUS

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

May Offer --

                                           $10,405,210,045

                                DEBT SECURITIES
                                 INDEX WARRANTS

     Citigroup Global Markets Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Global Markets Holdings Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

                                   CITIGROUP

              , 2003

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Citigroup Global Markets Holdings and all material terms of the offered securities which are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

     - this prospectus, which explains the general terms of the securities that Citigroup Global Markets Holdings may offer;

     - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

     - the documents referred to in "Where You Can Find More Information" on page 5 for information on Citigroup Global Markets Holdings, including its financial statements.

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

     Citigroup Global Markets Holdings is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Salomon Smith Barney Holdings Inc. to Citigroup Global Markets Holdings Inc. Citigroup Global Markets Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company.

     Citigroup Global Markets Holdings' principal executive office is at 388 Greenwich Street, New York, NY 10013, and its telephone number is (212) 816-6000.

           THE SECURITIES CITIGROUP GLOBAL MARKETS HOLDINGS MAY OFFER

     Citigroup Global Markets Holdings may use this prospectus to offer up to $10,405,210,145 of:

     - debt securities; and

     - index warrants.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

DEBT SECURITIES

     Debt securities are unsecured general obligations of Citigroup Global Markets Holdings in the form of senior or subordinated debt. Senior debt includes Citigroup Global Markets Holdings' notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

     The senior and subordinated debt will be issued under separate indentures between Citigroup Global Markets Holdings and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are incorporated by reference in Citigroup Global Markets Holdings' registration statement No.
333-      , Citigroup Global Markets Holdings' most recent annual report on Form
10-K, Citigroup Global Markets Holdings' quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup Global Markets Holdings' current reports on Form 8-K filed after the Form 10-K. You can receive copies of these documents by following the directions on page 5.

     General Indenture Provisions that Apply to Senior and Subordinated Debt

     - None of the indentures limits the amount of debt that Citigroup Global Markets Holdings may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup Global Markets Holdings, although the senior debt indenture does limit Citigroup Global Markets Holdings' ability to pledge the stock of certain important subsidiaries. These thresholds are described below under "Description of Debt Securities."

     - Each indenture allows for different types of debt securities, including indexed securities, to be issued in series and provides for the issuance of securities in book-entry, certificated and, in limited circumstances, bearer form.

     - The indentures allow Citigroup Global Markets Holdings to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Citigroup Global Markets Holdings' responsibilities for the debt. Unless the transaction resulted in an event of default, Citigroup Global Markets Holdings would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

     - The indentures provide that holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change Citigroup Global Markets Holdings' obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

     - Citigroup Global Markets Holdings may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup Global Markets Holdings' obligations under the particular securities when due.

     - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

     Events of Default

     The events of default specified in the senior debt indenture and defaults under the subordinated debt indenture include:

     - failure to pay principal or premium, if any, when due;

     - failure to pay required interest for 30 days;

     - failure to make a sinking fund payment when due;

     - failure to perform covenants for 60 days after notice;

     - certain events of insolvency or bankruptcy, whether voluntary or not; and

     - any additional events as may be set forth in the applicable prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup Global Markets Holdings in the subordinated indenture or any other default which is not also an event of default.

     Remedies

     Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities.

     Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that subordinated debt series may rescind that acceleration of the subordinated debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

INDEX WARRANTS

     Citigroup Global Markets Holdings may issue index warrants independently or together with debt securities. Citigroup Global Markets Holdings will issue any series of index warrants under a separate index warrant agreement between Citigroup Global Markets Holdings and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup Global Markets Holdings' future current reports and incorporated by reference in its registration statement No.
333-      . You can receive copies of these documents by following the directions on page 5.

     Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup Global Markets Holdings an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

     The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup Global Markets Holdings will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

     Citigroup Global Markets Holdings will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup Global Markets Holdings will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market's National Market, the American Stock Exchange or the Chicago Board Options Exchange.

     The index warrant agreement for any series of index warrants will provide that holders of a majority of the total amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

     Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

                                USE OF PROCEEDS

     Citigroup Global Markets Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Citigroup Global Markets Holdings may also use a portion of the proceeds to refinance or extend the maturity of existing debt obligations. Citigroup Global Markets Holdings may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

     Citigroup Global Markets Holdings may sell the offered securities in any of the following ways:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Citigroup Global Markets Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Global Markets Holdings is granting the underwriters, dealers or agents.

     If Citigroup Global Markets Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Citigroup Global Markets Holdings expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries or affiliates, including Citigroup Global Markets Inc. These broker-dealer subsidiaries or affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Global Markets Holdings or any of its subsidiaries or affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citigroup Global Markets
Holdings filed a registration statement (No. 333-      ) relating to the
securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Citigroup Global Markets Holdings files annual, quarterly and current reports and other information with the SEC. You may read and copy any document Citigroup Global Markets Holdings files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's home page on the world wide web on the internet at "http://www.sec.gov".

     The SEC allows Citigroup Global Markets Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup Global Markets Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup Global Markets Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

     (c) Current Reports on Form 8-K filed on January 22, 2003, April 7, 2003, April 14, 2003, April 28, 2003, April 30, 2003 and June 2, 2003.

     All documents Citigroup Global Markets Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup Global Markets Holdings at the following address:
                                   Treasurer
                     Citigroup Global Markets Holdings Inc.
                              388 Greenwich Street
                               New York, NY 10013
                                 (212) 816-6000

     You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Citigroup Global Markets Holdings has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup Global Markets Holdings is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Citigroup Global Markets Holdings' business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

     Citigroup Global Markets Holdings operates through its subsidiaries in three business segments: Investment Services, Private Client Services and Asset Management. Citigroup Global Markets Holdings provides investment banking, securities and commodities trading, capital raising, asset management, advisory, research, brokerage and other financial services to its customers, and executes proprietary trading strategies on its own behalf. As used in this section, unless the context otherwise requires, Citigroup Global Markets Holdings refers to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries.

     Citigroup Inc., Citigroup Global Markets Holdings' parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

     Citigroup Global Markets Holdings is a global, full-service investment banking and securities brokerage firm. Citigroup Global Markets Holdings provides a full range of financial advisory, research and capital raising services to corporations, governments and individuals. At December 31, 2002, the firm had more than 12,600 Financial Consultants, located in more than 500 offices worldwide.

     Citigroup Global Markets Holdings' global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. Citigroup Global Markets Holdings frequently acts as an underwriter or private placement agent in corporate and public securities offerings and provides alternative financing options. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

     Private Client Services provides investment advice, financial planning and brokerage services to affluent individuals, small and mid-size companies, and non-profit and large corporations primarily through the worldwide network of Smith Barney Financial Consultants. In addition, Private Client Services provides independent client-focused research to individuals and institutions around the world.

     The portion of Citigroup's Asset Management segment housed within Citigroup Global Markets Holdings is comprised primarily of two asset management business platforms: Salomon Brothers Asset Management and Smith Barney Asset Management. These platforms offer a broad range of asset management products and services from global investment centers, including mutual funds, closed-end funds and managed accounts. In addition, this Asset Management Group offers a broad range of unit investment trusts.

     The principal office of Citigroup Global Markets Holdings is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 816-6000. Citigroup Global Markets Holdings, a New York corporation, was incorporated in 1977.

                          USE OF PROCEEDS AND HEDGING

     General. Citigroup Global Markets Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

     - funding the business of its operating units;

     - funding investments in, or extensions of credit or capital contributions to, its subsidiaries; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup Global Markets Holdings expects to incur additional indebtedness in the future to fund its businesses. Citigroup Global Markets Holdings or an affiliate may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. Citigroup Global Markets Holdings or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the assets that are used to determine the relevant index or indices. Citigroup Global Markets Holdings or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Global Markets Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

     Citigroup Global Markets Holdings expects that it or one or more of its subsidiaries or affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or other derivative or similar instruments related to the index and the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

     In addition, Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates has a long hedge position in, options contracts in, or other derivative or similar instruments related to, the underlying assets or index, Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may liquidate all or a portion of its holdings at or about the time of the maturity of the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Citigroup Global Markets Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup Global Markets Holdings has no reason to believe that its hedging activities, as well as those of its subsidiaries and affiliates, will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Global Markets Holdings cannot guarantee you that its hedging activities, as well as those of its subsidiaries and affiliates, will not affect such prices or value. Citigroup Global Markets Holdings or its subsidiaries will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the consolidated ratio of earnings to fixed charges of Citigroup Global Markets Holdings for the three months ended March 31, 2003 and each of the five most recent fiscal years.

                                             THREE MONTHS
                                                ENDED               YEAR ENDED DECEMBER 31,
                                              MARCH 31,       ------------------------------------
                                                 2003         2002    2001    2000    1999    1998
                                            --------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges......        1.74x         1.44x   1.34x   1.32x   1.46x   1.11x

                            EUROPEAN MONETARY UNION

     The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries participating in Stage III of the European Economic and Monetary Union.

     Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Greece became a participating member state on January 1, 2001. Other member states of the European Union may still become participating member states.

     Stage III includes the introduction of the euro, which is legal tender in the participating member states. On and after January 1, 2002, the national currencies of participating member states ceased to exist and the sole legal tender in such states is the euro. The European Union has adopted regulations providing specific rules for the introduction of the euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities offered by this prospectus will be unsecured obligations of Citigroup Global Markets Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed with the SEC and are incorporated by reference in the registration statement on Form S-3 (No.
333-      ) under the Securities Act of 1933 of which this prospectus forms a part.

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Citigroup Global Markets Holdings or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

     Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be Bank One Trust Company, N.A., as successor trustee, and the trustee under the subordinated debt indenture will be Deutsche Bank Trust Company Americas (formerly Bankers Trust Company). Citigroup Global Markets Holdings may, at its option, appoint others, including Citibank, N.A., to act as paying agent, transfer agent and/or registrar.

GENERAL

     The indentures provide that unsecured senior or subordinated debt securities of Citigroup Global Markets Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Global Markets Holdings. The indentures do not limit the amount of debt securities that may be issued under them (Section 301). Citigroup Global Markets Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

     United States federal income tax consequences and other special considerations applicable to any variable rate debt securities exchangeable for fixed rate debt securities or debt securities issued by Citigroup Global Markets Holdings at a discount will be described in the applicable prospectus supplement.

     Because Citigroup Global Markets Holdings is a holding company, the claims of creditors of Citigroup Global Markets Holdings' subsidiaries will have a priority over Citigroup Global Markets Holdings' equity rights and the rights of Citigroup Global Markets Holdings' creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the indenture under which such debt securities are being issued;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - if other than in United States dollars, the currency or currency unit in which payment will be made;

     - if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amount will be determined;

     - if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

     - if any payments may be made at the election of Citigroup Global Markets Holdings or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

     - the location where payments on the debt securities will be made;

     - the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Global Markets Holdings;

     - any obligation of Citigroup Global Markets Holdings to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     - if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

     - any provisions for the discharge of Citigroup Global Markets Holdings' obligations relating to the debt securities by deposit of funds or United States government securities;

     - whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

     - the date of any global security if other than the original issuance of the first debt security to be issued;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

     - any other specific terms of the debt securities (Section 302).

     The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Global Markets Holdings. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such series of debt securities may be adjusted.

     The debt securities will be issued in registered form or bearer form or both. If issued in bearer form, the debt securities may be issued with or without coupons attached. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. (Section 301). The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

     Federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Global Markets Holdings in bearer form will be described in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Global Markets Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 305). Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     Payments on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities, in the case of registered notes, at the principal corporate trust office of the relevant trustee in New York City or, in the case of notes in bearer form, at the office of the relevant trustee in London. In the case of notes in registered form, payment will be made to the registered holder appearing in the register of note holders maintained by the registrar at the close of business on the record date for such payment. In the case of notes in registered form, interest payments may be made at the option of Citigroup Global Markets Holdings, by a check mailed to the holder at his registered address. (Section 307). Payments in any other manner will be specified in the prospectus supplement.

SENIOR DEBT

     The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings except subordinated debt (Subordinated Debt Indenture,
Section 1601).

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of Citigroup Global Markets Holdings.

     If Citigroup Global Markets Holdings defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup Global Markets Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

     - securities of Citigroup Global Markets Holdings or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinated to Senior Indebtedness; and

     - payments made from a defeasance trust as described below.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup Global Markets Holdings, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full (Subordinated Debt Indenture, Section 1601).

     "Senior Indebtedness" means all:

     - indebtedness of, or guaranteed by, Citigroup Global Markets Holdings (except for subordinated debt or the debt securities and coupons issued or issuable under an indenture dated July 1, 1986, between Citigroup Global Markets Holdings, as successor, and The Bank of New York, as successor trustee) that is for money borrowed, that arises in the acquisition of any business, properties, securities or assets other than in the ordinary course of business, or that is secured, in whole or in part, by real or personal property;

     - capital lease obligations of, or guaranteed by, Citigroup Global Markets Holdings in any sale and lease-back transactions; and

     - amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. (Subordinated Debt Indenture, Section
       101).

COVENANTS

     Limitations on Liens. The senior debt indenture provides that Citigroup Global Markets Holdings will not, and will not permit any subsidiary to, incur, issue, assume, guarantee, or suffer to exist any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of voting stock of any Restricted Subsidiary, whether such stock is owned or later acquired, without effectively providing that the debt securities shall be secured equally and ratably with such debt (Senior Debt Indenture, Section 1205). The subordinated debt indenture does not contain a similar provision.

     "Restricted Subsidiary" means Citigroup Global Markets Inc. and any subsidiary which owns or acquires any of its voting stock or succeeds to a substantial part of its business. "Voting stock" means stock having power for election of directors. (Senior Debt Indenture, Section 101).

     Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup Global Markets Holdings will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - the successor corporation waives any right to redeem any debt securities in bearer form;

     - the successor corporation, if other than Citigroup Global Markets Holdings, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

     - immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 1001).

     Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Citigroup Global Markets Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

     Citigroup Global Markets Holdings and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     - change the fixed maturity of any such securities;

     - reduce the rate or extend the time of payment of interest on such securities;

     - reduce the principal amount of such securities or the premium, if any, on such securities;

     - reduce the amount of the principal of any securities issued originally at a discount;

     - change the currency in which any such securities are payable;

     - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

     - limit Citigroup Global Markets Holdings' responsibility to maintain a paying agent outside the U.S. for debt securities in bearer form;

     - limit Citigroup Global Markets Holdings' obligations to redeem certain debt securities in bearer form if certain events involving U.S. information reporting requirements occur;

     - reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

     - change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Senior Debt Indenture, Section 1102).

     In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 1102).

EVENTS OF DEFAULT AND DEFAULTS

     Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

     - failure to pay required interest on any debt security of such series for 30 days;

     - failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

     - failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

     - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

     - certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 501; Subordinated Debt Indenture, Section
       507).

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup Global Markets Holdings in the subordinated indenture or any other default which is not also an event of default (Subordinated Debt Indenture, Sections 501 and 502).

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of that series may declare each debt security of that series due and payable (Section 502). Citigroup Global Markets Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Global Markets Holdings of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 1206; Subordinated Debt Indenture, Section 1205).

     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities (Section 502).

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past events of default regarding that series (Section 502). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 507).

     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series (Section 506).

     Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action. (Section 507).

DEFEASANCE

     If so specified when the debt securities of a particular series are created, after Citigroup Global Markets Holdings has deposited with the trustee cash or U.S. government securities in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series when due, then Citigroup Global Markets Holdings, at its option:

     - will be deemed to have paid and satisfied its obligations on all outstanding debt securities of that series on the 91st day after the applicable conditions described below are satisfied, which is known as "defeasance and discharge;" or

     - will cease to be under any of the obligations described above under "Covenants -- Limitation on Liens" and "Covenants -- Limitations on Mergers and Sales of Assets" relating to the debt securities of the series, other than to pay when due the principal of, premium, if any, and interest on those debt securities, which is known as "covenant defeasance."

     Citigroup Global Markets Holdings must deliver to the trustee an opinion of counsel accompanied by a ruling received or published by the Internal Revenue Service to the effect that the holders of the debt securities of the series will have no United States federal income tax consequences as a result of Citigroup Global Markets Holdings' exercise of its defeasance option. If the debt securities are listed on the New York Stock Exchange, Citigroup Global Markets Holdings must also deliver the trustee an opinion of counsel stating that defeasance would not cause the debt securities to be delisted.

     When there is a defeasance and discharge, (1) the indentures will no longer govern the debt securities of that series, (2) Citigroup Global Markets Holdings will no longer be liable for payment and (3) the holders of those debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Global Markets Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

     The obligations and rights under the debt indentures regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Global Markets Holdings exercises its defeasance and discharge or covenant defeasance options (Article 15).

     Under current United States federal income tax law, defeasance and discharge should probably be treated as a taxable exchange of the debt securities for an interest in the trust. As a consequence, each holder of the debt securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's tax basis for the debt securities deemed exchanged. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

     Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of debt securities. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

CONCERNING THE TRUSTEES

     Citigroup Global Markets Holdings and certain of its subsidiaries or affiliates maintain lines of credit or have other banking relationships with the trustees in the ordinary course of business.

                         DESCRIPTION OF INDEX WARRANTS

     The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of the index warrants that are offered by Citigroup Global Markets Holdings, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

     Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup Global Markets Holdings and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup Global Markets Holdings under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of the index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

GENERAL

     The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup Global Markets Holdings will have the right to "reopen" a previous series of index warrants by issuing additional index warrants of the series.

     Each index warrant will entitle the warrant holder to receive from Citigroup Global Markets Holdings, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

     - one or more specified securities or securities indices;

     - one or more specified foreign currencies or currency indices;

     - a combination thereof; or

     - changes in such measure or differences between two or more such measures.

     The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

     If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup Global Markets Holdings a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the index warrants will be deemed to be automatically exercised upon expiration. Upon an automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on an exercise of the index warrants.

     You should read the prospectus supplement applicable to any series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, Citigroup Global Markets Holdings will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

     The applicable prospectus supplement relating to any series of index warrants will describe the following:

     - the aggregate number of index warrants;

     - the offering price of the index warrants;

     - the measure or measures by which payment or distribution on the index warrants will be determined;

     - certain information regarding the underlying securities, foreign currencies or indices;

     - the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

     - the date on which the index warrants may first be exercised and the date on which they expire;

     - any minimum number of index warrants exercisable at any one time;

     - any maximum number of index warrants that may, at Citigroup Global Markets Holdings' election, be exercised by all warrant holders or by any person or entity on any day;

     - any provisions permitting a warrant holder to condition an exercise of index warrants;

     - the method by which the index warrants may be exercised;

     - the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

     - the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

     - the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

     - the time or times at which amounts will be payable or distributable in respect of the index warrants following exercise or automatic exercise;

     - any national securities exchange on which, or self-regulatory organization with which, the index warrants will be listed;

     - any provisions for issuing the index warrants in certificated form;

     - if the index warrants are not issued in book-entry form, the place or places at, and the procedures by which, payments or distributions on the index warrants will be made; and

     - any other terms of such index warrants.

     Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

LISTING

     Unless otherwise indicated in the prospectus supplement, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of those index warrants.

MODIFICATION

     The index warrant agreement and the terms of the related index warrants may be amended by Citigroup Global Markets Holdings and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

     - curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

     - maintaining the listing of the index warrants on any national securities exchange or with any other self-regulatory organization;

     - registering the index warrants under the Exchange Act;

     - permitting the issuance of individual index warrant certificates to warrant holders;

     - reflecting the issuance by Citigroup Global Markets Holdings of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

     - for any other purpose which Citigroup Global Markets Holdings may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

     Citigroup Global Markets Holdings and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

     - changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

     - shortens the period of time during which the index warrants may be exercised;

     - otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

     - reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup Global Markets Holdings or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup Global Markets Holdings, then the assuming corporation will succeed to the obligations of Citigroup Global Markets Holdings under the index warrant agreement and the related index warrants. Citigroup Global Markets Holdings will then be relieved of any further obligation under the index warrant agreement and index warrants and may then be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf its right to exercise, and to receive payment for, its index warrants.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Most series of debt securities and index warrants will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities or index warrants and will be considered the sole owner of the securities for purposes of the indenture or index warrant agreement.

     Purchasers may only hold interests in the global notes or index warrants through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities or index warrants for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture or index warrant agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     - DTC is unwilling or unable to continue as depositary for the global security and Citigroup Global Markets Holdings is unable to find a qualified replacement for DTC within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     - Citigroup Global Markets Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes or index warrants will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     Citigroup Global Markets Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     The information in this section about DTC has been obtained from sources that Citigroup Global Markets Holdings believes to be reliable but Citigroup Global Markets Holdings takes no responsibility for the accuracy thereof.

                    LIMITATIONS ON ISSUANCES IN BEARER FORM

     In compliance with United States federal income tax laws and regulations, Citigroup Global Markets Holdings and any underwriter, agent or dealer participating in the offering of any debt security or index warrant in bearer form will agree that, in connection with the original issuance of such debt security or index warrant in bearer form and during the period ending 40 days after the issue date of such debt security or index warrant in bearer form, they will not offer, sell or deliver such debt security or index warrant in bearer form, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     Debt securities or index warrants in bearer form will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. person who holds debt securities or index warrants in bearer form will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such debt securities or index warrants in bearer form.

     As used herein, "U.S. person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (1) a United States court is able to exercise primary supervision over the trust's administration and (2) one or more United States persons have the authority to control all of the trust's substantial decisions.

     Pending the availability of a definitive global security or individual debt securities or index warrants in bearer form, as the case may be, debt securities that are issuable in bearer form may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual debt securities in bearer form and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual debt securities, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A Certificate of Non-U.S. Beneficial Ownership is a certificate to the effect that a beneficial interest in a temporary global security or warrant in bearer form is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive debt security or index warrant in bearer form be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No debt security or index warrant in bearer form will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be paid to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of warrants in bearer form (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a warrant in bearer form) will be described in the prospectus supplement relating to such warrants in bearer form.

                              PLAN OF DISTRIBUTION

     Citigroup Global Markets Holdings may offer the offered securities in one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include any broker-dealer subsidiary or affiliate of Citigroup Global Markets Holdings.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of the offering, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of the offered securities and the proceeds to Citigroup Global Markets Holdings from such sales;

     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If underwriters are used in an offering of offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange or any other securities exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Citigroup Global Markets Holdings will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Citigroup Global Markets Holdings to one or more institutional purchasers, or through agents designated by Citigroup Global Markets Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Global Markets Holdings to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of offered securities, Citigroup Global Markets Holdings may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, Citigroup Global Markets Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Global Markets Holdings at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     The broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary or affiliate of Citigroup Global Markets Holdings in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates, including Citigroup Global Markets Inc., may act as principal or agent in such transactions. None of Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, dealers or agents. The underwriters, dealers or agents may agree to allocate a number of notes to underwriters, dealers or agents for sale to their online brokerage account holders. The underwriters, dealers or agents will allocate notes to underwriters, dealers or agents that may make

Internet distributions on the same basis as other allocations. In addition, notes may be sold by the underwriters, dealers or agents to securities dealers who resell notes to online brokerage account holders.

     Underwriters, dealers and agents may be entitled, under agreements with Citigroup Global Markets Holdings, to indemnification by Citigroup Global Markets Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Global Markets Holdings and affiliates of Citigroup Global Markets Holdings in the ordinary course of business.

     Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt securities or index warrants of Citigroup Global Markets Holdings on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

     Citigroup Global Markets Holdings has subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. Citigroup Global Markets Holdings and any direct or indirect subsidiary or affiliate of Citigroup Global Markets Holdings may each be considered a "party in interest" within the meaning of ERISA and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), to many employee benefit plans and retirement accounts. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which Citigroup Global Markets Holdings or any direct or indirect subsidiary or affiliate of Citigroup Global Markets Holdings is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

     Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

                                 LEGAL MATTERS

     Richard Ketchum, Esq., General Counsel of Citigroup Global Markets Holdings, 388 Greenwich Street, New York, New York 10013, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to Citigroup Global Markets Holdings. Mr. Ketchum beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup Inc. Cleary, Gottlieb, Steen & Hamilton, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup Global Markets Holdings and its subsidiaries and affiliates and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup Global Markets Holdings Inc. as of and for the years ended December 31, 2002 and 2001 have been audited by KPMG LLP, independent certified public accountants, as set forth in their report dated January 21, 2003 on the consolidated financial statements. The consolidated financial statements are included in Citigroup Global Markets Holdings' annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2002, in Citigroup Global Markets Holdings' methods of accounting for goodwill and intangible assets, and, in 2001, in Citigroup Global Markets Holdings' methods of accounting for derivative instruments and hedging activities. The consolidated financial statements of Citigroup Global Markets Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Global Markets Holdings issued at future dates, and consents to the use of their report thereon such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

     The financial statements incorporated in this prospectus by reference to Citigroup Global Market Holdings' annual report on Form 10-K for the year ended December 31, 2000, as included on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP GLOBAL MARKETS HOLDINGS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 2003

PROSPECTUS SUPPLEMENT
(To prospectus dated           , 2003)

                                $10,405,210,145

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

     The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup Global Markets Holdings will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Global Markets Holdings will deliver to prospective buyers of any note. The maximum amount that Citigroup Global Markets Holdings expects to receive from the sale of the notes is between $10,403,129,103 and $9,884,949,638 after paying the agents commissions of between $2,081,042 and $520,260,507.

MATURITY:           9 months or more from the
                    date of issue.
INDEXED NOTES:      Payments of interest or
                    principal may be linked to
                    the price of one or more
                    securities, currencies,
                    commodities or other goods.
REDEMPTION:         Terms of specific notes may
                    permit or require redemption
                    at our option or repayment at
                    your option.
RISKS:              Index and currency risks may
                    exist.
CURRENCIES:         U.S. dollars and other
                    currencies.

INTEREST RATES:     Fixed, floating or zero
                    coupon.
RANKING:            The Series A notes are senior
                    notes which are part of our
                    senior indebtedness and the
                    Series B notes are
                    subordinated notes which are
                    part of our subordinated
                    indebtedness.
OTHER TERMS:        You should review
                    "Description of the Notes"
                    and the pricing supplement
                    for features that apply to
                    your notes.

                            ------------------------

     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Global Markets Holdings Inc. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
                                   CITIGROUP
          , 2003

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Important Currency Information..............................   S-6
Description of the Notes....................................   S-7
Certain United States Federal Income Tax Considerations.....  S-33
Plan of Distribution........................................  S-40
Legal Matters...............................................  S-41

                                   PROSPECTUS

Prospectus Summary..........................................      1
Forward-Looking Statements..................................      6
Citigroup Global Markets Holdings Inc. .....................      7
Use of Proceeds and Hedging.................................      8
Ratio of Earnings to Fixed Charges..........................      9
European Monetary Union.....................................     10
Description of Debt Securities..............................     11
Description of Index Warrants...............................     18
Book-Entry Procedures and Settlement........................     21
Limitations on Issuances in Bearer Form.....................     22
Plan of Distribution........................................     23
ERISA Matters...............................................     26
Legal Matters...............................................     26
Experts.....................................................     26

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

     - the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from the official redenomination or revaluation of the specified currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot be readily foreseen, such as:

     - economic events;

     - political events; and

     - the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between U.S. dollars and some foreign currencies in which Citigroup Global Markets Holdings' notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that a specified currency would not be available to Citigroup Global Markets Holdings when payments on a note are due because of circumstances beyond the control of Citigroup Global Markets Holdings. In this event, Citigroup Global Markets Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "-- The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes -- Payment of Principal and Interest" below.

     The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. Citigroup Global Markets Holdings disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than

U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and that currency is --

     - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings' control;

     - no longer used by the government of the country issuing the currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community --

then all payments on the note shall be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on a note made under these circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note was issued.

     If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on the note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings' obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

     - any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

For a description of European Monetary Union, see "European Monetary Union" in the prospectus and any disclosure on European Monetary Union in an applicable pricing supplement.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS
TO YOU.

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount;

     - is denominated in U.S. dollars; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of that indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - securities;

     - currencies;

     - intangibles;

     - goods;

     - articles; and

     - commodities.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by a subsidiary or an affiliate of Citigroup Global Markets Holdings; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each note in a currency specified by Citigroup Global Markets Holdings for that note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by such agent. The terms, conditions, limitations and charges that such agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series B supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

GENERAL

     Introduction. The senior notes are a series of senior debt securities issued under Citigroup Global Markets Holdings' senior debt indenture. The subordinated notes are a series of subordinated debt securities issued under Citigroup Global Markets Holdings' subordinated debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $10,405,210,145 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.

     The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup Global Markets Holdings.

     The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in the pricing supplement, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. Such determination will be made by Citigroup Global Markets Holdings or its agent, as the exchange rate agent for the applicable series of notes.

     Ranking. The senior notes will constitute part of the senior indebtedness of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup Global Markets Holdings. See "Description of Debt Securities -- Subordinated Debt" in the prospectus.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.

     On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup Global Markets Holdings outstanding as of March 31, 2003 was approximately $54.4 billion. This senior indebtedness consisted of approximately $31.6 billion of term debt, approximately $18.0 billion of commercial paper and approximately $4.8 billion of other short-term borrowings.

     Forms of Notes. The notes will be issued in fully registered form only, without coupons. In addition, Citigroup Global Markets Holdings may offer notes in bearer form in a concurrent offering outside the United States. The notes in registered form may not be exchanged for notes in bearer form. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of DTC, as depositary, or another depositary named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be issuable as certificated notes. See "Book-Entry System" below.

     Denominations. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. The stated maturity date will be a business day more than nine months from its date of issue, as selected by the purchaser and agreed to by Citigroup Global Markets Holdings. If so specified in the applicable pricing supplement, the stated maturity date may be extended at the option of Citigroup Global Markets Holdings, and each note may also be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

     Additional Information. The pricing supplement relating to a note will describe the following terms:

     - the specified currency for such note;

     - whether such note

        (1) is a fixed rate note;

        (2) is a floating rate note;

        (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

        (4) is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

     - the original issue date on which such note will be issued;

     - the date of the stated maturity;

     - if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and how that rate may be changed prior to its stated maturity;

     - if the note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) any index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity;

     - whether the note is a note issued originally at a discount;

     - if the note is an amortizing note, the terms for repayment prior to stated maturity;

     - if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether the note may be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;

     - whether the note will be represented by a global security or a certificate issued in definitive form;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether the note is a renewable note, and, if so, its specific terms;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus;

     - whether the holder of the note has a survivor's option, as described below under "Repayment Upon Death;" and

     - any other terms of the note provided in the accompanying prospectus, to be set forth in a pricing supplement, or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR notes and notes denominated in euros, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

     Citigroup Global Markets Holdings will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, Citigroup Global Markets Holdings will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and such note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Risk
Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above. Such election will remain in effect until revoked by a written notice to the trustee that is received not later than fifteen calendar days prior to the applicable payment date. If an event of default has occurred or Citigroup Global Markets Holdings has given notice of redemption of a note, no such change of election may be made.

     Unless otherwise specified in the pricing supplement, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent:

     - based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date, or if no such rate is quoted on that date, the last date on which the rate was quoted;

     - from three, or if three are not available, then two, recognized foreign exchange dealers in New York City, one or more of which may be an agent, and another of which may be the exchange rate agent, that are selected by the exchange rate agent; and

     - by the quoting dealer for the purchase.

     The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Global Markets Holdings' control. In that case, payments will be made as described under "Risk Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above.

     Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, payments of interest on notes will be made to a nominee of the depositary. However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date for the note and ending on such interest payment date generally will be paid to the holder on the next succeeding interest payment date.

     A holder of $10,000,000, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of notes of like tenor and term, will be entitled to receive U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the trustee receives written appropriate wire transfer instructions for the notes not later than fifteen calendar days prior to the applicable interest payment date. Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee for the note in New York City.

     Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

     Unless otherwise set forth in the applicable pricing supplement, the regular record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding an interest payment date.

REPAYMENT UPON DEATH

     The pricing supplement relating to any senior note will indicate if the holder of that note will have the survivor's option, which is an option to elect repayment of the note prior to its stated maturity in the event of the death of the beneficial owner of the note. Citigroup Global Markets Holdings will not issue any subordinated notes with a survivor's option.

     Pursuant to exercise of the survivor's option, Citigroup Global Markets Holdings will repay any note (or applicable portion of any note) properly tendered for repayment by the person, or on behalf of the person by a representative of that person, who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the amortized face amount thereof, subject to the following limitations.

     Citigroup Global Markets Holdings may, in its sole discretion, limit to $2,500,000 (or the approximate equivalent in other currencies) the aggregate principal amount of all notes for which exercises of the survivor's option will be accepted in any calendar year. In the event that such limitation is applied, Citigroup Global Markets Holdings may limit to $250,000 (or the approximate equivalent in other currencies) the aggregate principal amount of notes (or portions of notes) for which exercise of the survivor's option will be accepted during a calendar year for any individual deceased beneficial owner of notes. Moreover, Citigroup Global Markets Holdings will not make principal repayments due to exercise of the survivor's option in amounts that are less than $5,000 (or the approximate equivalent in other currencies). In the event that the limitations described in the preceding sentences would result in the partial repayment of any note, the principal amount of such note remaining outstanding after repayment must be at least $5,000. Any note tendered due to exercise of the survivor's option may be withdrawn by a written request of its holder received by the paying agent prior to its repayment.

     The amortized face amount of a note on any date shall be the amount equal to

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by such date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement or

        (2) if so specified in the applicable pricing supplement, the bond yield to call printed on its face. Such yield will be computed in each case in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note shall never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement shall be computed on the basis of the first occurring optional redemption date for that note and the amount payable on the optional redemption date. If any note is not redeemed on its first optional redemption date, the bond yield to call for that note will be recomputed on the optional redemption date on the basis of the next occurring optional redemption date and the amount payable on that optional redemption date, and will continue to be so recomputed on each succeeding optional redemption date until the note is redeemed.

     Each note that is tendered pursuant to valid exercise of the survivor's option will be accepted promptly in the order all such notes are tendered, except for any note (or portion thereof) the acceptance of which, in the event Citigroup Global Markets Holdings imposed either of the limits described in the preceding paragraph, would

     - contravene the annual limitation or

     - result in the acceptance during the then current calendar year of an aggregate principal amount of notes (or portions thereof) exceeding $250,000 (or the approximate equivalent in other currencies) for the relevant individual deceased beneficial owner.

     If at the end of any calendar year Citigroup Global Markets Holdings has not imposed the annual limit, or if the aggregate principal amount of notes that have been accepted during that year due to exercise of the survivor's option has not exceeded the annual limitation, Citigroup Global Markets Holdings may accept notes from individual deceased owners in amounts that exceed the normal $250,000 per-person limit. In this case, Citigroup Global Markets Holdings will accept notes or portions of notes exceeding the $250,000 limit in the order they were received, up to the annual limitation for that calendar year. Any note or portion of a note accepted for repayment due to the exercise of the survivor's option will be repaid on the first interest payment due date that occurs 20 or more calendar days after the date of such acceptance. Each note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of such annual limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered, unless any such note is withdrawn by its holder. If a note (or any portion thereof) that is tendered for repayment due to the valid exercise of the survivor's option is not accepted, the paying agent will deliver to any affected representative a notice that states the reasons the note (or portion thereof) has not been accepted for repayment. The notice will be sent by first-class mail to the broker or other entity that represents the deceased beneficial owner of the note or, in the case of a certificated note, to the registered holder thereof at its last known address as indicated on the records of the security registrar.

     Subject to the foregoing, in order for a survivor's option to be validly exercised, the paying agent must receive:

     - a written request for repayment signed by the representative. Such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     - tender of the note to be repaid;

     - appropriate evidence satisfactory to Citigroup Global Markets Holdings and the paying agent that (1) the representative has authority to act on behalf of the deceased beneficial owner; (2) the death of such beneficial owner has occurred; and (3) the deceased was the beneficial owner of such note at the time of death;

     - if applicable, a properly executed assignment or endorsement; and

     - if the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from that nominee attesting to the beneficial ownership of the note. All questions as to the eligibility or validity of any exercise of the survivor's option will be determined by Citigroup Global Markets Holdings, in its sole discretion, and those determinations will be final and binding on all parties.

     If a note is represented by a global certificate, the depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise the survivor's option for the note. To obtain repayment upon exercise of the survivor's option for such a note, the representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in the note:

     - the documents described in the first and third bullet points of the preceding paragraph; and

     - instructions to the broker or other entity to notify the depositary of the representative's desire to obtain repayment pursuant to exercise of the survivor's option.

The broker or other entity will provide to the paying agent:

     - the documents received from the representative referred to in the first bullet point of the preceding paragraph;

     - its tender of such note pursuant to exercise of the survivor's option;
       and

     - a certificate satisfactory to the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

     The broker or other entity will be responsible for disbursing to the appropriate representative any payments it receives due to exercise of the survivor's option.

     A representative may obtain more information regarding the survivor's option from Citibank, N.A., the paying agent, at 111 Wall Street, 15th Floor, New York, New York 10005 Attention: Sam Bly (telephone (212) 657-7015), during normal business hours.

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

     Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on the dates set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on that date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. Any payment of interest on an interest payment date will include interest accrued through the day before the interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period, and any interest reset period, are each considered an interest period. The interest rate for each floating rate note will be determined by reference to an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to the note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - the Eleventh District Cost of Funds Rate;

     - EURIBOR; or

     - such other base rate as is set forth in the applicable pricing supplement and in the note.

     The following terms are used in describing the various base rates.

     The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication.

     "Calculation date" means the date on which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of
(1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Citigroup Global Markets Holdings will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Bank One Trust Company, N.A. will be the calculation agent for each senior note that is a floating rate note and Deutsche Bank Trust Company Americas will be the calculation agent for each subordinated note that is a floating rate note. All determinations of interest by the calculation agents will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

     - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement and except as set forth in the next sentence, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date. If the interest rate is reset daily or weekly, interest payable on the notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the record date immediately preceding an interest payment date that occurs any time prior to maturity.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed on an "actual over 360" basis by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed on an "actual over actual" basis by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.

     - In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except as described in the next paragraph. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for that floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for that note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the note.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update.

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for that interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for that interest reset period. The Federal Funds Rate will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)."

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Federal Funds Rate for the interest reset period will be the rate on that date which the Federal Reserve Bank of New York makes publicly available that is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)."

     - If the rate, however, is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

     In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next succeeding business day, to a rate equal to the average of the Federal Funds Rates in effect for each day in that week.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement commencing on the interest reset date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "3750" on the Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Telerate Service is replaced by another page, or if the Telerate Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service. If the LIBO page on that service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Reuters" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent for the LIBOR note will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such preceding interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of treasury securities as that rate appears on either Telerate page 56 or Telerate page 57 under the heading "AVGE INVEST YIELD." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (2) If the auction results are not published or reported as provided in (1) above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be calculated by the calculation agent for the Treasury Rate note. In this case, the Treasury Rate will be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (3) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (2) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for that interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

     - If the designated CMT Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

     If no rate appears on the designated CMT Telerate page as indicated above, the following procedures will be followed in the order set forth below.

     (1) If the rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate for the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519).

     (2) If this rate is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other United States Treasury rate for the designated CMT maturity index, for the Constant Maturity Treasury Rate determination date for the interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury. The calculation agent will make the determination as to which of such rates is comparable to the rate formerly displayed on the designated CMT Telerate page and published in the relevant H.15(519).

     (3) If this information is not provided by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows.

        - The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be the most recently issued direct noncallable fixed rate obligations of the United States, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than the designated CMT maturity index minus one year.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (4) If the calculation agent is unable to obtain three Treasury note quotations as described in (3) above, the Treasury Rate on the Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows.

        - The rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

        - If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use those quotations to calculate the Treasury Rate as set forth above.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052 for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The Constant Maturity Treasury Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The Constant Maturity Treasury Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or affiliates of Citigroup Global Markets Holdings. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of that date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 9:00 A.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date in either of those sources, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate for the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select four major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those four banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If all four of the banks selected by the calculation agent do not provide quotations, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date. These Prime Rate quotes will be provided by the selected banks and by a reasonable number of substitute domestic banks or trust companies that the calculation agent will select that have total equity capital of at least $500,000,000.

     - If the banks or trust companies that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

     The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on the Telerate page 7058. Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

     The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

     - If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

     - If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Rate determination date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on the Eleventh District Cost of Funds Rate determination date.

     The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

     On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on page 248 on the Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as "Telerate Page 248" as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent for the EURIBOR note will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, EURIBOR will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Global Markets Holdings as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding that date.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified in the applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether Citigroup Global Markets Holdings has the option to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, for the note. If Citigroup Global Markets Holdings has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate, spread, spread multiplier or method of calculation, as the case may be, may be reset.

     Citigroup Global Markets Holdings shall notify the trustee whether or not it intends to exercise this option relating to a note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether Citigroup Global Markets Holdings has elected to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be.

     If Citigroup Global Markets Holdings elects to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in the manner described above a notice indicating the new interest rate, new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which, and the price or prices at which, a redemption may occur during a subsequent interest period.

     Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or such new spread, spread multiplier and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

     Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date, and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

     Citigroup Global Markets Holdings can make such revocations by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of that note by Citigroup Global Markets Holdings on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

AMORTIZING NOTES

     Citigroup Global Markets Holdings may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity:

     - in accordance with a schedule;

     - by application of a formula; or

     - based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.

INDEXED NOTES

     Citigroup Global Markets Holdings may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of the notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of the indexed note; and

     - an index, which may be based on:

          (1) prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index based on such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of that indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which the index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Global Markets Holdings will select another third party to calculate or announce the index. Citigroup Global Markets Inc. or another affiliate of Citigroup Global Markets Holdings may be either the original or successor third party selected by Citigroup Global Markets Holdings.

     If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of the indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of the note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of the note on the stated maturity of the note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. These risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Global Markets Holdings has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

DUAL CURRENCY NOTES

     Citigroup Global Markets Holdings may from time to time offer dual currency notes on which Citigroup Global Markets Holdings has a one time option of making all payments of principal, any premium and interest on such notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

     The pricing supplement for each issuance of dual currency notes will specify, among other things:

     - the specified currency;

     - the optional payment currency; and

     - the designated exchange rate.

     The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup Global Markets Holdings may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup Global Markets Holdings makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such an election is made, notice of the election will be mailed in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup Global Markets Holdings, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Global Markets Holdings had made the payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

RENEWABLE NOTES

     Citigroup Global Markets Holdings may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of the notes, unless the term of all or any portion of any of the notes is renewed in accordance with the procedures described below.

     The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after the renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after the initial renewal date which, together with the initial renewal date, constitutes a renewal date.

     If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after the renewal date.

     A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of the renewable note, by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. This notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable pricing supplement as the special election period. This election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

     An election to renew the term of a renewable note may be exercised for less than the entire principal amount of the renewable note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, as is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable notes may not be extended beyond the stated maturity specified for renewable notes in the applicable pricing supplement.

     If the holder does not elect to renew the term, a renewable note must be presented to the trustee, or any duly appointed paying agent. If the renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for the note, in the name of the holder, a note. The note will be in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on the renewable note. However, the note will have a fixed, nonrenewable stated maturity on the new maturity date.

     If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue a replacement renewable note in exchange for the note in the name of the holder. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

EXTENSION OF MATURITY

     The pricing supplement relating to each note will indicate whether Citigroup Global Markets Holdings has the option to extend the stated maturity of that note for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the pricing supplement.

     Citigroup Global Markets Holdings may exercise such option for a note by notifying the trustee for that note at least 45 but not more than 60 days prior to the old stated maturity of the note. Not later than 40 days prior to the old stated maturity of the note, the trustee for the note will mail to the holder of the note an extension notice, first class, postage prepaid. The extension notice will set forth:

     - the election of Citigroup Global Markets Holdings to extend the stated maturity of the note;

     - the new stated maturity;

     - in the case of a fixed rate note, the interest rate applicable to the extension period;

     - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

     - any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

     Upon the mailing by such trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice. Despite the foregoing, not later than 20 days prior to the old stated maturity of the note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

     Citigroup Global Markets Holdings may so act by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If Citigroup Global Markets Holdings extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Citigroup Global Markets Holdings on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to that date. In order for a note to be repaid on the old stated maturity once Citigroup Global Markets Holdings has extended its stated maturity, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may give written notice to the trustee for the note to revoke any tender for repayment until the close of business on the tenth day before the old stated maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

BOOK-ENTRY SYSTEM

     Upon issuance, and unless the rules of DTC state otherwise, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under "Book-Entry Procedures and Settlement," will not otherwise be issuable as certificated notes.

     If an issue of notes is denominated in a currency other than the U.S. dollar, Citigroup Global Markets Holdings will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the relevant note, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and twelve days prior to the date for payment of principal, the participant will notify DTC of (1) its election to receive all, or the specified portion, of payment in the foreign currency and (2) its instructions for wire transfer of payment to a foreign currency account.

     A further description of DTC's procedures regarding global securities representing book-entry notes is set forth in the prospectus under "Book-Entry Procedures and Settlement." DTC has confirmed to Citigroup Global Markets Holdings, the agents and the trustee that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate either that (1) the note cannot be redeemed prior to its stated maturity or (2) that the note will be redeemable at the option of Citigroup Global Markets Holdings, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, the note may be redeemed on each optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the trustee will mail notice of redemption, first class, postage prepaid, to the holder of the note. Unless otherwise specified in the applicable pricing supplement, Citigroup Global Markets Holdings may exercise the option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of that note or notes upon the cancellation of the note or notes. The notes, other than amortizing notes, may not be redeemed. The redemption of any subordinated note that is included in Citigroup Inc.'s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup Inc. will be adequate after the proposed redemption.

     The pricing supplement relating to each note will also indicate whether the holder of that note will have the option to elect repayment of the note by Citigroup Global Markets Holdings prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to such optional repayment date, the note may be repaid on each optional repayment date.

     In order for a note to be repaid, the trustee for the note must receive, at least 30 but not more than 45 days prior to an optional repayment date:

     (1) the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

        - the name of the holder of the note;

        - the principal amount of the note to be repaid;

        - the certificate number or a description of the tenor and terms of the note;

        - a statement that the option to elect repayment is being exercised; and

        - a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the telegram, telex, facsimile transmission or letter.

     If the guarantee procedure described in clause (2) above is followed, then the note and form duly completed must be received by the trustee by the fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

     If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     Except in the case of an optional redemption by Citigroup Global Markets Holdings at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Global Markets Holdings redeems or repays a note that is an original issue discount note other than an indexed note prior to its stated maturity, then Citigroup Global Markets Holdings will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to the note;
       and

     - the amount payable on the optional redemption date.

In the event that any note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on the optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup Global Markets Holdings may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Global Markets Holdings may, at the discretion of Citigroup Global Markets Holdings, be held, resold or surrendered to the trustee for those notes for cancellation.

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including, without limitation:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - traders in securities that elect mark to market;

     - persons that will hold notes as a part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a note and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to those notes.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used in this prospectus supplement, the term United States holder means:

     - a citizen or resident of the United States;

     - a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

     - a trust, if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of the trust's substantial decisions.

As used in this summary, the term "non-United States holder" means a holder who is not a United States holder and the term "United States" means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

UNITED STATES HOLDERS

Payments of Interest

     Payments of qualified stated interest, as defined below under "Original Issue Discount," on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.

     If such payments of interest are made relating to a note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received). A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

     - the average exchange rate in effect during the interest accrual period, or portion thereof within the holder's taxable year; or

     - at the holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or
       (2) the date of receipt, if that date is within five business days of the last day of the accrual period.

Such an election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made relating to a foreign currency note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the notes.

Purchase, Sale and Retirement of Notes

     A United States holder's tax basis in a note generally will equal the cost of that note to such holder

     (1) increased by any amounts includible in income by the holder as OID and market discount (each as described below) and

     (2) reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on the note.

     In the case of a foreign currency note, the cost of the note to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency note that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of the note by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder's tax basis in a foreign currency note in respect of OID, market discount and premium will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another specified currency and the immediate use of the specified currency to purchase a foreign currency note generally will not result in taxable gain or loss for a United States holder.

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under "Payments of Interest," and (2) the United States holder's adjusted tax basis in the note. If a United States holder receives a specified currency other than the U.S. dollar in respect of the disposition of a note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the note.

     In the case of a foreign currency note that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of that disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange
(1) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

     Except as discussed below in connection with foreign currency gain or loss, market discount and short-term notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a note will generally be long term capital gain or loss if the United States holder's holding period for the note exceeded one year at the time of such disposition.

     Gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the note.

Original Issue Discount

     In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.

     OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount equal to 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during that taxable year or any portion of the taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

     The amount of OID allocable to any accrual period generally will equal (1) the product of the OID note's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity (as adjusted to take into account the length of the accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.

     Foreign Currency Notes. In the case of an OID note that is also a foreign currency note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

     - calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

     - translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of the accrual period within a United States holder's taxable year, or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if that date is within five business days of the last day of the accrual period.

All payments on an OID note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID note. The amount accrued will be determined by using the rate of exchange applicable to such previous accrual.

     Acquisition Premium. A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of this fraction is the excess of the United States holder's adjusted tax basis in the OID note immediately after its purchase over the OID note's adjusted issue price. The denominator of the fraction is the excess of the remaining redemption amount over the OID note's adjusted issue price. For purposes of this prospectus supplement,

     - "acquisition premium" means the excess of the purchase price paid by a United States holder for an OID note over the OID note's adjusted issue price; and

     - "remaining redemption amount" means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.

     The notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.

Market Discount

     If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note's stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note's revised issue price, i.e., the note's issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under "Original Issue Discount"). Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder.

     Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

     Market discount on a foreign currency note will be accrued by a United States holder in the foreign currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the note is disposed of by the United States holder. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder's taxable year.

Short-Term Notes

     The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Certain modifications apply to these general rules.

     First, none of the interest on a short-term note is treated as qualified stated interest. Instead, interest on a short-term note is treated as part of the short-term note's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.

     Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder's accrued OID on the note. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term note in income on a current basis.

     Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note's stated redemption price at maturity over the holder's purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

     A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the beginning of the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the note to maturity will generally be required to treat the premium as capital loss when the note matures.

     Amortizable bond premium in respect of a foreign currency note will be computed in the specified currency and will reduce interest income in the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the note and (2) the spot rate of exchange on the date on which the United States holder acquired the note. See "Original Issue Discount -- Acquisition Premium" above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note's adjusted issue price.

Information Reporting and Backup Withholding

     Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,

        (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup Global Markets Holdings entitled to vote and is not a controlled foreign corporation related to Citigroup Global Markets Holdings through stock ownership;

        (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

        (3) neither Citigroup Global Markets Holdings nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

     Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a note to a non-United States holder, or to proceeds from the disposition of a note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Global Markets Holdings nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amounts of payments made on a note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

                              PLAN OF DISTRIBUTION

     The notes are being offered on a continuous basis by Citigroup Global Markets Holdings through Citigroup Global Markets Inc., or other broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings, as agents. Citigroup Global Markets Inc. has agreed to use its reasonable efforts to solicit orders to purchase notes. The agents and Citigroup Global Markets Holdings will sign an agency agreement. A form of agency agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup Global Markets Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. An agent will have the right to reject any proposed purchase in whole or in part. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.

                            PUBLIC                AGENTS'                   PROCEEDS, BEFORE
                           OFFERING              DISCOUNTS                    EXPENSES, TO
                             PRICE            AND COMMISSIONS       CITIGROUP GLOBAL MARKETS HOLDINGS
                           --------           ---------------       ---------------------------------
Principal Amount......  $10,405,210,145   $2,081,042-$520,260,507    $10,403,129,103-$9,884,949,638
Total.................             100%         0.02%-5.00%                  99.98%-95.00%

     Citigroup Global Markets Holdings may also sell notes at a discount to the agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agents may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agents from Citigroup Global Markets Holdings.

     Unless otherwise specified in the applicable pricing supplement, any note purchased by an agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Citigroup Global Markets Holdings reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the agency agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Global Markets Holdings.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. An agent may make a market in the notes, but no agent is obligated to do so. An agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

     In addition to the notes being offered through the agents as described herein, securities in bearer form that may have terms identical or similar to the terms of the notes may be concurrently offered by Citigroup Global Markets Holdings on a continuous basis outside the United States by one or more broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings. Such subsidiaries or affiliates may also purchase the securities in bearer form as principal for their own account or for resale. Any securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus.

     Citigroup Global Markets Holdings estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $4,906,000.

     An agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Global Markets Holdings has agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Global Markets Holdings will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Global Markets Holdings may issue other securities under the indentures referred to in the prospectus.

     The broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings, including Citigroup Global Markets Inc., are members of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by an agent or other subsidiaries or affiliates of Citigroup Global Markets Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. An agent or these other subsidiaries or affiliates may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     Richard Ketchum, Esq., General Counsel of Citigroup Global Markets Holdings, 388 Greenwich Street, New York, New York 10013, will act as legal counsel to Citigroup Global Markets Holdings. Mr. Ketchum beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup Inc. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will act as legal counsel for the agents. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup Global Markets Holdings and its subsidiaries and affiliates and may do so in the future.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                $10,405,210,145

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                          , 2003

                             (INCLUDING PROSPECTUS
                            DATED           , 2003)

                         ------------------------------

                                   CITIGROUP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP GLOBAL MARKETS HOLDINGS INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 2003

PROSPECTUS SUPPLEMENT
(To prospectus dated        , 2003)

                                $10,405,210,145

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

     The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup Global Markets Holdings will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Global Markets Holdings will deliver to prospective buyers of any note. The maximum amount that Citigroup Global Markets Holdings expects to receive from the sale of the notes is between $10,403,129,103 and $9,884,949,638 after paying the agents commissions of between $2,081,042 and $520,260,507.

MATURITY:           9 months or more from the
                    date of issue.
INDEXED NOTES:      Payments of interest or
                    principal may be linked to
                    the price of one or more
                    securities, currencies,
                    commodities or other goods.
REDEMPTION:         Terms of specific notes may
                    permit or require redemption
                    at our option or repayment at
                    your option.
RISKS:              Index and currency risks may
                    exist.
CURRENCIES:         U.S. dollars and other
                    currencies.

INTEREST RATES:     Fixed, floating or zero
                    coupon.
RANKING:            The Series A notes are senior
                    notes which are part of our
                    senior indebtedness and the
                    Series B notes are
                    subordinated notes which are
                    part of our subordinated
                    indebtedness.
OTHER TERMS:        Notes will be issued in
                    bearer form and will not be
                    offered, sold or delivered to
                    any U.S. person, except as
                    permitted under U.S. Treasury
                    regulations.
                    You should review
                    "Description of the Notes"
                    and the pricing supplement
                    for features that apply to
                    your notes.

                            ------------------------

     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Global Markets Holdings Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                        CITIGROUP GLOBAL MARKETS LIMITED
       , 2003

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Governing Law...............................................   S-5
Important Currency Information..............................   S-5
Description of the Notes....................................   S-6
Certain United States Federal Income Tax Considerations.....  S-33
European Union Savings Directive............................  S-34
Plan of Distribution........................................  S-35
Legal Matters...............................................  S-37
General Information.........................................  S-37

                                   PROSPECTUS

Prospectus Summary..........................................      1
Forward-Looking Statements..................................      6
Citigroup Global Markets Holdings Inc. .....................      7
Use of Proceeds and Hedging.................................      8
Ratio of Earnings to Fixed Charges..........................      9
European Monetary Union.....................................     10
Description of Debt Securities..............................     11
Description of Index Warrants...............................     18
Book-Entry Procedures and Settlement........................     21
Limitations on Issuances in Bearer Form.....................     22
Plan of Distribution........................................     23
ERISA Matters...............................................     26
Legal Matters...............................................     26
Experts.....................................................     26

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in foreign currency notes, which are notes denominated in a specified currency other than your home currency, which is the currency of the country in which you are resident or the currency (including any composite currency) in which you conduct your business or activities, entails significant risks that are not associated with a similar investment in a security denominated in your home currency. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than your home currency, has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between your home currency and the specified currency;

     - the possibility of significant changes in rates of exchange between your home currency and the specified currency resulting from the official redenomination or revaluation of the specified currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either your government or foreign governments.

These risks generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot be readily foreseen, such as:

     - economic events;

     - political events; and

     - the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange for certain currencies in which Citigroup Global Markets Holdings' notes may be denominated have been highly volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against your home currency would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a home currency basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup Global Markets Holdings when payments on the note are due because of circumstances beyond the control of Citigroup Global Markets Holdings. In this event, Citigroup Global Markets Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than your home currency. See "-- The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes -- Payment of Principal and Interest" below.

     Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and that currency is --

     - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings' control;

     - no longer used by the government of the country issuing the currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community --

then all payments on the note shall be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on a note made under these circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note was issued.

     If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on the note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings' obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

     - any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

For a description of European Monetary Union, see "European Monetary Union" in the prospectus and any disclosure on European Monetary Union in an applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS
TO YOU.

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount;

     - is denominated in U.S. dollars; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of that indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - securities;

     - currencies;

     - intangibles;

     - goods;

     - articles; and

     - commodities.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by a subsidiary or an affiliate of Citigroup Global Markets Holdings; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                                 GOVERNING LAW

     The notes and the related indenture will be governed by the laws of New York State.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each note in a currency specified by Citigroup Global Markets Holdings for that note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by such agent. The terms, conditions, limitations and charges that such agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series B supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

GENERAL

     Introduction. The senior notes are a series of senior debt securities issued under Citigroup Global Markets Holdings' senior debt indenture. The subordinated notes are a series of subordinated debt securities issued under Citigroup Global Markets Holdings' subordinated debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to U.S.$10,405,210,145 or its equivalent in one or more other currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.

     The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup Global Markets Holdings.

     The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in the pricing supplement, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. Such determination will be made by Citigroup Global Markets Holdings or its agent, as the exchange rate agent for the applicable series of notes.

     Ranking. The senior notes will constitute part of the senior indebtedness of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup Global Markets Holdings. See "Description of Debt Securities -- Subordinated Debt" in the prospectus.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.

     On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup Global Markets Holdings outstanding as of March 31, 2003 was approximately $54.4 billion. This senior indebtedness consisted of approximately $31.6 billion of term debt, approximately $18.0 billion of commercial paper and approximately $4.8 billion of other short-term borrowings.

     Forms of Notes. The notes will be issued in bearer form only. In addition, Citigroup Global Markets Holdings may offer notes in registered form in a concurrent offering in the United States. The notes in bearer form may not be exchanged for notes in registered form. When originally issued and for the period of 40 days after the original issuance date, the notes will not be offered, sold or delivered, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations, as more fully set forth under "Plan of Distribution." As used in this prospectus supplement, a "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     All notes that are originally issued on the same date and that otherwise have identical terms will be represented initially by interests in a single temporary global security in bearer form, without coupons, to be deposited with a common depositary in London, England for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, for credit to the accounts designated by or on behalf of the purchasers. On or after the fortieth day following the issuance of a temporary global security, and subject to the receipt of a certificate of non-U.S. beneficial ownership, beneficial interests in that temporary global security will be exchangeable for interests in a definitive global security in bearer form, without coupons, in a denomination equal to the aggregate principal amount of all interests in the temporary global security so exchanged. A "certificate of non-U.S. beneficial ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. Each such definitive global security will be deposited with the common depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners. Interests in a definitive global security may be exchanged in whole, or if permitted by the procedures of Euroclear or Clearstream Banking may prescribe from time to time, in part, for one or more individual notes, with appropriate coupons attached, in any authorized denomination or denominations. No notes will be delivered in or to the United States and its possessions. References in this prospectus supplement to "notes" shall, except where otherwise indicated, include interests in a temporary or definitive global security as well as individual notes and any appurtenant coupons.

     Transfers of interests in a temporary or definitive global security will be made by Euroclear or Clearstream Banking in accordance with their customary operating procedures. Title to individual notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not the coupon is attached to an individual note, shall be subject to and bound by all the provisions contained in the individual note to which such coupon relates. The bearer of any individual note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times by all persons and for all purposes as the absolute owner of such note or coupon, regardless of any notice of ownership, theft or loss or of any writing thereon.

     The following legend will appear on each global security and on all individual notes and any coupons: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds an interest in a global security or an individual note or coupon will not be permitted to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, an interest in such global security or such individual note or coupon. See "Limitations on Issuances In Bearer Form" in the accompanying prospectus.

     Denominations. Unless otherwise provided in the applicable pricing supplement, the minimum aggregate principal amount of notes that may be purchased is U.S.$25,000 or the approximate equivalent in other currencies. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $10,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. The stated maturity date will be a business day more than nine months from its date of issue, as selected by the purchaser and agreed to by Citigroup Global Markets Holdings. If so specified in the applicable pricing supplement, the stated maturity date may be extended at the option of Citigroup Global Markets Holdings, and each note may also be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, at a price specified in the applicable pricing supplement prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

     Additional Information. The pricing supplement relating to a note will describe the following terms:

     - the specified currency for the note;

     - whether the note

        (1) is a fixed rate note;

        (2) is a floating rate note;

        (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

        (4) is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

     - the original issue date on which the note will be issued;

     - the date of the stated maturity;

     - if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and how the rate may be changed prior to its stated maturity;

     - if the note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) any index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity;

     - whether the note is a note issued originally at a discount;

     - if the note is an amortizing note, the terms for repayment prior to stated maturity;

     - if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether the note may be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;

     - whether the note will be represented by a global security or a certificate issued in definitive form;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether the note is a renewable note, and, if so, its specific terms;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

     - any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, London, England or the place in which the note or its coupon is to be presented for payment, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR notes and notes denominated in euros, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable pricing supplement and except, under certain circumstances, for notes having specified currencies other than U.S. dollars, Citigroup Global Markets Holdings will pay the principal of, and any premium and interest on, each note in the specified currency for such note.

     Payments on the notes will be made without deduction for United States withholding taxes to the extent described under "Payment of Additional Interest" below. Each note may be redeemed at the redemption price applicable to it, if certain events occur involving United States withholding taxes or information reporting requirements. See "Tax Redemption" and "Special Tax Redemption" below. Other than in such event, the notes may not be redeemed by Citigroup Global Markets Holdings prior to its stated maturity date unless otherwise specified in the applicable pricing supplement. See "Optional Redemption, Repayment and Repurchase" below. The notes will not be subject to any sinking fund.

     Interest on each temporary global security will be paid to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a certificate of Non-U.S. beneficial ownership and upon notation thereon of such payment. Each of Euroclear and Clearstream Banking will undertake in such circumstances to credit such interest received by it to the respective accounts having an interest in such temporary global security.

     The principal of, and any premium or interest on, each definitive global security will be paid to each of Euroclear and Clearstream Banking with respect to that portion of such definitive global security held for its account upon notation thereon of such payment. Each of Euroclear and Clearstream Banking will undertake in such circumstances to credit such principal, premium and interest received by it to the respective accounts having an interest in such definitive global security. All such payments will be made to Euroclear and Clearstream Banking in immediately available funds.

     A payment in respect of an individual note or any coupon will be made only against surrender of such note or coupon at the offices of such paying agents outside the United States and its possessions as Citigroup Global Markets Holdings may from time to time appoint. At the direction of the holder of a note or coupon, and subject to applicable laws and regulations, these payments will be made by check drawn on a bank in the City of New York (in the case of a U.S. dollar payment) or outside the United States (in the case of a payment in a currency other than U.S. dollars) mailed to an address outside the United States and its possessions furnished by such holder or, at his or her option, by wire transfer (pursuant to written instructions supplied by such holder) to an account maintained by the payee with a bank located outside the United States and its possessions. No payment in respect of an individual note or coupon will be made upon presentation of such note or coupon at any office or agency of either trustee or any other paying agent maintained by Citigroup Global Markets Holdings in the United States and its possessions, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States and its possessions. However, if U.S. dollar payments in respect of notes or any coupons at the offices of all paying agents outside the United States and its possessions become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, Citigroup Global Markets Holdings will appoint an office or agency (which may be a trustee) in the United States at which such payments may be made.

     The specified offices of the trustees and the names and offices of the initial paying agents are set forth at the end of this prospectus supplement. Citigroup Global Markets Holdings reserves the right at any time to vary or terminate the appointment of any paying agent and to appoint additional or other paying agents and to approve any change in the office through which any paying agent acts, provided that there will at all times be a paying agent (which may be a trustee) in at least one city in Europe, which, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange shall so require, shall include Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of a trustee or any paying agent will be given to the holders of notes in accordance with "Notices" below.

     Any payment required to be made in respect of a note on a date (including at maturity) that is not a business day for such note need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on such date, and no additional interest will accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any note is declared to be due and payable immediately as described under "Description of Debt Securities -- Defaults" in the accompanying prospectus, the amount of principal due and payable with respect to such note will be limited to the aggregate principal amount (or face amount, in the case of an indexed principal note) of such note multiplied by the sum of its issue price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

     Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable annually in arrears on such dates as set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on that date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. Any payment of interest on an interest payment date will include interest accrued through the day before the interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period, and any interest reset period, are each considered an interest period. The interest rate for each floating rate note will be determined by reference to an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to the note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - the Eleventh District Cost of Funds Rate;

     - EURIBOR; or

     - such other base rate as is set forth in the applicable pricing supplement and in the note.

     The following terms are used in describing the various base rates.

     The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication.

     "Calculation date" means the date on which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of
(1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than U.S.$2,500,000.

     Citigroup Global Markets Holdings will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Bank One Trust Company, N.A. will be the calculation agent for each senior note that is a floating rate note, and Deutsche Bank Trust Company Americas will be the calculation agent for each subordinated note that is a floating rate note. All determinations of interest by the calculation agents will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

     - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement and except as set forth in the next sentence, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date. If the interest rate is reset daily or weekly, interest payable on the notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the record date immediately preceding an interest payment date that occurs any time prior to maturity.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed on an "actual over 360" basis by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed on an "actual over actual" basis by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.

     - In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except as described in the next paragraph. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for that floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for the note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note. In addition, the calculation agent for any note listed on the Luxembourg Stock Exchange will provide such information to the Luxembourg Stock Exchange and it will be made available at the offices of the paying agents in Luxembourg and at the Luxembourg Stock Exchange as soon as possible after the determination of the interest rate.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update.

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of U.S.$5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for that interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for the interest reset period. The Federal Funds Rate will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)."

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Federal Funds Rate for the interest reset period will be the rate on that date which the Federal Reserve Bank of New York makes publicly available that is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)."

     - If the rate, however, is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

     In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next succeeding business day, to a rate equal to the average of the Federal Funds Rates in effect for each day in that week.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement commencing on the interest reset date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "3750" on the Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Telerate Service is replaced by another page, or if the Telerate Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service. If the LIBO page on that service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Reuters" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent for the LIBOR note will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least U.S.$1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least U.S.$1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such preceding interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of treasury securities as the rate appears on either Telerate page 56 or Telerate page 57 under the heading "AVGE INVEST YIELD." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (2) If the auction results are not published or reported as provided in (1) above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be calculated by the calculation agent for the Treasury Rate note. In this case, the Treasury Rate will be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (3) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (2) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for that interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, the Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

     - If the designated CMT Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

     If no rate appears on the designated CMT Telerate page as indicated above, the following procedures will be followed in the order set forth below.

     (1) If the rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate for the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519).

     (2) If this rate is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other United States Treasury rate for the designated CMT maturity index, for the Constant Maturity Treasury Rate determination date for the interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States

         Department of the Treasury. The calculation agent will make the determination as to which of such rates is comparable to the rate formerly displayed on the designated CMT Telerate page and published in the relevant H.15(519).

     (3) If this information is not provided by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows.

        - The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be the most recently issued direct noncallable fixed rate obligations of the United States, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than the designated CMT maturity index minus one year.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest quotes will be eliminated.

     (4) If the calculation agent is unable to obtain three such Treasury note quotations as described in (3) above, the Treasury Rate on the Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows.

        - The rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

        - If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use those quotations to calculate the Treasury Rate as set forth above.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052, for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The Constant Maturity Treasury Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The Constant Maturity Treasury Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or affiliates of Citigroup Global Markets Holdings. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of that date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 9:00 A.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date in either of those sources, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate for the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select four major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those four banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If all four of the banks selected by the calculation agent do not provide quotations, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date. These Prime Rate quotes will be provided by the selected banks and by a reasonable number of substitute domestic banks or trust companies that the calculation agent will select that have total equity capital of at least U.S.$500,000,000.

     - If the banks or trust companies that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

     The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on the Telerate page 7058. Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

     The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

     - If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

     - If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Rate determination date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on the Eleventh District Cost of Funds Rate determination date.

     The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

     On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on page 248 on the Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as "Telerate Page 248" as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent for the EURIBOR note will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least U.S.$1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least U.S.$1,000,000 or the approximate equivalent in euros that is representative of a single transaction in the market at that time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, EURIBOR will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Global Markets Holdings as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified in the applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether Citigroup Global Markets Holdings has the option to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, for the note. If Citigroup Global Markets Holdings has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate, spread, spread multiplier or method of calculation, as the case may be, may be reset.

     Citigroup Global Markets Holdings shall notify the trustee whether or not it intends to exercise this option relating to a note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will provide notice to the holder of the note, in accordance with "Notices" below, indicating whether Citigroup Global Markets Holdings has elected to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be.

     If Citigroup Global Markets Holdings elects to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, the trustee will provide notice to the holder, in accordance with "Notices" below, indicating such new interest rate, spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which, and the price or prices at which, a redemption may occur during a subsequent interest period.

     Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or new spread or spread multiplier, and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

     Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date, and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

     Citigroup Global Markets Holdings can make such revocations by causing the trustee for such note to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with "Notices" below, to the holder of the note. The notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of that note by Citigroup Global Markets Holdings on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

AMORTIZING NOTES

     Citigroup Global Markets Holdings may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity:

     - in accordance with a schedule;

     - by application of a formula; or

     - based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.

INDEXED NOTES

     Citigroup Global Markets Holdings may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of the notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of the indexed note; and

     - an index, which may be based on:

          (1) prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of that indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which the index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Global Markets Holdings will select another third party to calculate or announce the index. Citigroup Global Markets Limited or another affiliate of Citigroup Global Markets Holdings may be either the original or successor third party selected by Citigroup Global Markets Holdings.

     If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of the indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of the note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of the note on the stated maturity of the note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. These risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Global Markets Holdings has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

DUAL CURRENCY NOTES

     Citigroup Global Markets Holdings may from time to time offer dual currency notes on which Citigroup Global Markets Holdings has a one time option of making all payments of principal, any premium and interest on such notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

     The pricing supplement for each issuance of dual currency notes will specify, among other things:

     - the specified currency;

     - the optional payment currency; and

     - the designated exchange rate.

     The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup Global Markets Holdings may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup Global Markets Holdings makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such an election is made, notice of the election will be provided in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup Global Markets Holdings, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Global Markets Holdings had made the payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

RENEWABLE NOTES

     Citigroup Global Markets Holdings may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of the notes, unless the term of all or any portion of any of the notes is renewed in accordance with the procedures described below.

     The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after the renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after the initial renewal date which, together with the initial renewal date, constitutes a renewal date.

     If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after the renewal date.

     A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of the renewable note, by delivering a notice to that effect to the trustee or any duly appointed paying agent. This notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable pricing supplement as the special election period. This election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

     An election to renew the term of a renewable note may be exercised for less than the entire principal amount of the renewable note only if so specified in the applicable pricing supplement and only in such principal amount, or any integral multiple in excess of that amount, as is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable notes may not be extended beyond the stated maturity specified for the renewable notes in the applicable pricing supplement.

     If the holder does not elect to renew the term, a renewable note must be presented to any duly appointed paying agent. If the renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the renewable note. Such duly appointed paying agent will issue in exchange for the note, in the name of the holder, a note. The note will be in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on the renewable note. However, the note will have a fixed, nonrenewable stated maturity on the new maturity date.

     If an election to renew is made for less than the full principal amount of a holder's renewable note, such duly appointed paying agent will issue a replacement renewable note in exchange for that note in the name of the holder. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

EXTENSION OF MATURITY

     The pricing supplement relating to each note will indicate whether Citigroup Global Markets Holdings has the option to extend the stated maturity of that note for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the pricing supplement.

     Citigroup Global Markets Holdings may exercise its option for a note by notifying the trustee for that note at least 45 but not more than 60 days prior to the old stated maturity of the note. Not later than 40 days prior to the old stated maturity of the note, the trustee for the note will provide notice of the extension to the holder of the note, in accordance with "Notices" below. The extension notice will set forth:

     - the election of Citigroup Global Markets Holdings to extend the stated maturity of the note;

     - the new stated maturity;

     - in the case of a fixed rate note, the interest rate applicable to the extension period;

     - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

     - any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

     Upon the provision by such trustee of an extension notice in accordance with "Notices" below, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the extension notice. Despite the foregoing, not later than 20 days prior to the old stated maturity of the note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

     Citigroup Global Markets Holdings may so act by causing the trustee for the note to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with "Notices" below, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If Citigroup Global Markets Holdings extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Citigroup Global Markets Holdings on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to that date. In order for a note to be repaid on the old stated maturity once Citigroup Global Markets Holdings has extended its stated maturity, the holder of such note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of such note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may give written notice to the trustee for the note to revoke any tender for repayment until the close of business on the tenth day before the old stated maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate either that (1) the note cannot be redeemed prior to its stated maturity (other than as provided under "Tax Redemption" and "Special Tax Redemption" below) or (2) that the note will be redeemable at the option of Citigroup Global Markets Holdings, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, the note may be redeemed on each optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the trustee will provide notice of redemption to the holder of the note, in accordance with "Notices" below. Unless otherwise specified in the applicable pricing supplement, Citigroup Global Markets Holdings may exercise this option relating to a redemption of a note in part only by notifying the trustee for the note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of such note or notes. The notes, other than amortizing notes, may not be redeemed. The redemption of any subordinated note that is included in Citigroup Inc.'s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup Inc. will be adequate after the proposed redemption.

     The pricing supplement relating to each note will also indicate whether the holder of that note will have the option to elect repayment of the note by Citigroup Global Markets Holdings prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to such optional repayment date, the note may be repaid on each optional repayment date. Notes that are to be repaid prior to the stated maturity date must be presented for payment together with all unmatured coupons, if any, appertaining thereto, failing which the amount of any missing unmatured coupons will be reduced from the sum due for payment.

     In order for a note to be repaid, the principal paying agent for the note must receive the note at least 30 but not more than 45 days prior to an optional repayment date. Any tender of a note by the holder for repayment will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

     If a note is represented by a global security, the applicable depositary will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the applicable depositary will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the applicable depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the applicable depositary.

     Except in the case of an optional redemption by Citigroup Global Markets Holdings at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Global Markets Holdings redeems or repays a note that is an original issue discount note other than an indexed note prior to its stated maturity, then Citigroup Global Markets Holdings will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to the note;
       and

     - the amount payable on the optional redemption date.

In the event that any note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup Global Markets Holdings may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Global Markets Holdings may, at the discretion of Citigroup Global Markets Holdings, be held, resold (in which case Citigroup Global Markets Holdings will comply with applicable selling restrictions contained in the applicable United States Treasury regulations as described herein) or surrendered to the trustee for those notes for cancellation (together with any unmatured coupons attached or otherwise purchased).

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

TAX REDEMPTION

     Citigroup Global Markets Holdings, at its option, may redeem the notes in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice in accordance with "Notices" below (which notice shall be irrevocable), at the respective redemption prices of the notes, if Citigroup Global Markets Holdings has or will become obligated to pay additional interest on the notes as described under "Payment of Additional Interest" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the respective original issuance dates of the notes, and such obligation cannot be avoided by Citigroup Global Markets Holdings taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Citigroup Global Markets Holdings would be obligated to pay additional interest were a payment in respect of the notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, Citigroup Global Markets Holdings shall deliver to the trustee for the notes to be redeemed a certificate stating that Citigroup Global Markets Holdings is entitled to effect redemption and setting forth a statement of facts showing that the conditions precedent to the right of Citigroup Global Markets Holdings so to redeem have occurred, and an opinion of independent counsel to the effect that Citigroup Global Markets Holdings has or will become obligated to pay additional interest as a result of the change or amendment.

PAYMENT OF ADDITIONAL INTEREST

     Citigroup Global Markets Holdings will, subject to the exceptions and limitations set forth below, pay as additional interest to the holder of a note or coupon that is a United States Alien (as defined below) any amounts as may be necessary so that every net payment on such note or coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in the note or coupon to be then due and payable. However, Citigroup Global Markets Holdings will not be required to make any payment of additional interest to the holder for or on account of:

     - any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such holder's past or present status as a passive foreign investment company, a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

     - any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

     - any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a note or coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later;

     - any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a note or coupon;

     - any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on a note or coupon, if such payment can be made without such deduction or withholding by any other paying agent; or

     - any tax, assessment or other governmental charge imposed on a holder that actually constructively owns ten percent or more of the combined voting power of all classes of stock of Citigroup Global Markets Holdings (taking into account applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended, or is a controlled foreign corporation related to Citigroup Global Markets Holdings through stock ownership; nor shall such additional interest be paid with respect to a payment on a note or coupon to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of such note or coupon.

     "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

SPECIAL TAX REDEMPTION

     If Citigroup Global Markets Holdings shall determine that any payment made outside the United States by Citigroup Global Markets Holdings or any of its paying agents in respect of any note that is not a floating rate note or coupon appertaining thereto would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to Citigroup Global Markets Holdings, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner that is a United States Alien (other than such a requirement (a) that would not be applicable to a payment made by Citigroup Global Markets Holdings or any one of its paying agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (a)(ii) or (b), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement), then Citigroup Global Markets Holdings shall elect either (x) to redeem such note in whole, but not in part, at its redemption price, or (y) if the conditions described in the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. Citigroup Global Markets Holdings shall make such determination as soon as practicable and publish prompt notice thereof stating the effective date of such certification, documentation, information or other reporting requirement, whether Citigroup Global Markets Holdings elects to redeem the notes or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the notes must take place.

     If the notes are to be redeemed as described in this paragraph, the redemption shall take place on such date, not later than one year after the publication of the determination notice, as Citigroup Global Markets Holdings shall specify by notice given to the trustee for the notes to be redeemed at least 60 days before the redemption date. Notice of such redemption shall be given to the holders of the notes at least 30 but not more than 60 days prior to the redemption date. Notwithstanding the foregoing, Citigroup Global Markets Holdings shall not so redeem the notes if Citigroup Global Markets Holdings shall subsequently determine, at least 30 days prior to the redemption date, that subsequent payments on the notes would not be subject to any such certification, documentation, information or other reporting requirement, in which case Citigroup Global Markets Holdings shall publish prompt notice of such subsequent determination and any earlier redemption notice given shall be revoked and of no further effect.

     Prior to the publication of any determination notice, Citigroup Global Markets Holdings shall deliver to the trustee for the notes to be redeemed a certificate stating that Citigroup Global Markets Holdings is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of Citigroup Global Markets Holdings to redeem the notes or to pay the additional interest specified in the next succeeding paragraph have occurred, and an opinion of independent counsel to the effect that such conditions have occurred.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, Citigroup Global Markets Holdings may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by Citigroup Global Markets Holdings or any of its paying agents in respect of any such notes of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to Citigroup Global Markets Holdings, any paying agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of such notes for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in such notes to be then due and payable.

     If Citigroup Global Markets Holdings elects to pay additional interest, then Citigroup Global Markets Holdings shall have the right thereafter to redeem the notes at any time in whole, but not in part, at the redemption price, subject to the provisions described above. If Citigroup Global Markets Holdings elects to pay additional interest and the condition specified above should no longer be satisfied, then Citigroup Global Markets Holdings shall redeem such notes in whole, but not in part, at the redemption price thereof, subject to the provisions of this section. Any such redemption payments made by Citigroup Global Markets Holdings shall be subject to the continuing obligation of Citigroup Global Markets Holdings to pay additional interest as described above.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

REPLACEMENT OF NOTES AND COUPONS

     If an individual note or coupon is mutilated, destroyed, stolen or lost it may be replaced at the specified office of the principal paying agent for such note in London or, with respect to any notes listed on the Luxembourg Stock Exchange, at the specified office of the paying agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence and indemnity as Citigroup Global Markets Holdings or the trustee for such note may reasonably require. Mutilated or defaced notes or coupons must be surrendered before replacements will be issued.

NOTICES

     All notices to holders of notes will be deemed to have been duly given if published on two separate Business Days in a leading London daily newspaper, which is expected to be the Financial Times, and, with respect to any notes listed on the Luxembourg Stock Exchange, if the rules of such exchange so require, in Luxembourg in an authorized newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any notice shall be deemed to have been given on the date of first publication.

UNCLAIMED MONIES

     All monies paid by Citigroup Global Markets Holdings to a trustee or a paying agent for the payment of principal of or any premium or interest on any note or for the payment of any coupon which remain unclaimed at the end of two years after such payments shall have become due and payable will be repaid to Citigroup Global Markets Holdings, at its written request, and the holder of such note or coupon will thereafter look only to Citigroup Global Markets Holdings for payment, such payment to be made only outside the United States.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary does not address all of the tax consideration which might be relevant to such holders. Therefore, holders should consult their tax advisors in determining the tax consequences to them in holding notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax law.

     Under current United States federal income tax law:

     - payment on a note or coupon by Citigroup Global Markets Holdings or any paying agent to a holder that is a United States Alien will not be subject to withholding of United States federal income tax provided that, with respect to payments of interest, including original issue discount, the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of Citigroup Global Markets Holdings (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code) and is not a controlled foreign corporation related to Citigroup Global Markets Holdings through stock ownership;

     - a holder of a note or coupon that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such note or coupon, provided that such holder does not have a connection with or status with respect to the United States described under "Payment of Additional Interest"; and

     - a beneficial owner of a note or coupon that is a United States Alien will not be required to disclose its nationality, residence or identity to Citigroup Global Markets Holdings, a paying agent (acting in its capacity as such) or any United States governmental authority in order to receive payment on such note or coupon from Citigroup Global Markets Holdings or a paying agent outside the United States (although a beneficial owner of an interest in a temporary global security will be required to provide a certificate of non-U.S. beneficial ownership to Euroclear or Clearstream Banking in order to exchange such interest or to receive interest payments with respect thereto, as described in "Description of Notes -- Payment of Principal and Interest" above).

     Special tax considerations may apply to certain indexed notes. Any such considerations will be described in the applicable pricing supplement.

     United States information reporting requirements and backup withholding tax will not apply to payments on a note or coupon made outside the United States by Citigroup Global Markets Holdings or any paying agent (acting in its capacity as such) to a holder that is a United States Alien. Information reporting requirements and backup withholding tax also will not apply to any payment on a note or coupon outside the United States by a foreign office of a custodian, nominee or other agent of the beneficial owner of such note or coupon, provided that such custodian, nominee or agent (i) is not a U.S. Person, (ii) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is not a controlled foreign corporation as to the United States and (iv) is not a foreign partnership that at any time during its taxable year is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business (a person described in (i), (ii), (iii) and (iv) being hereinafter referred to as a "foreign controlled person"). Payment in respect of a note or coupon outside the United States to the beneficial owner thereof by a foreign office of any custodian, nominee or agent that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such custodian, nominee or agent has documentary evidence in its records that the beneficial owner that is a United States Alien or the beneficial owner otherwise establishes an exemption.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note or coupon effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is a foreign controlled person. Payment of the proceeds of the sale of a note or coupon effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     For purposes of applying the rules set forth under this heading "CERTAIN FEDERAL UNITED STATES INCOME TAX CONSIDERATIONS" to an entity that is treated as fiscally transparent (e.g., a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

                        EUROPEAN UNION SAVINGS DIRECTIVE

     On June 3, 2003, the Council of the European Union adopted a directive on the taxation of savings income. Pursuant to the directive, each member state of the EU will be required, beginning in 2005, to provide to the tax authorities of the other member states information regarding payments of interest (or other similar income) paid by persons within its jurisdiction to individual residents of such other member states, except that Belgium, Luxembourg and Austria will instead operate a withholding system in relation to such payments until such time as the EU is able to enter into satisfactory information exchange agreements with several non-EU countries. In addition, the Council approved a draft agreement with Switzerland pursuant to which Switzerland would impose withholding tax on non-Swiss source interest payments paid by persons within its jurisdiction to individual residents of the EU, and would share a portion of the revenue with the recipients' countries of residence.

                              PLAN OF DISTRIBUTION

     The notes are being offered on a continuous basis by Citigroup Global Markets Holdings through Citigroup Global Markets Limited, and/or other broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings, as agents. The agents have agreed to use their reasonable efforts to solicit orders to purchase notes. The agents and Citigroup Global Markets Holdings will sign an agency agreement. A form of agency agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup Global Markets Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agents will have the right to reject any proposed purchase in whole or in part. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.

                               PUBLIC
                              OFFERING          AGENTS' DISCOUNTS       PROCEEDS, BEFORE EXPENSES, TO
                                PRICE            AND COMMISSIONS      CITIGROUP GLOBAL MARKETS HOLDINGS
                              --------          -----------------     ---------------------------------
Principal Amount.........  $10,405,210,145   $2,081,042-$520,260,507  $10,403,129,103-$9,884,949,638
Total....................             100%         0.02%-5.00%                 99.98%-95.00%

     Citigroup Global Markets Holdings may also sell notes at a discount to the agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agents may offer and sell notes purchased by them as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agents from Citigroup Global Markets Holdings.

     Unless otherwise specified in the applicable pricing supplement, any note purchased by an agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Citigroup Global Markets Holdings reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Global Markets Holdings.

     In compliance with United States Federal income tax laws and regulations, Citigroup Global Markets Holdings and the agents have agreed that in connection with the original issuance of any note and during the period ending 40 days after the original issue date of such note they will not offer, sell or deliver such note, directly or indirectly, to a U.S. person or to any person within the United States and its possessions, except to the extent permitted under U.S. Treasury regulations. Under those regulations, notes may be offered and sold during that period to international organizations, to foreign central banks and to foreign branches of U.S. financial institutions that satisfy requirements prescribed by the regulations. Confirmations sent by the agent in connection with sales of notes need not contain certain purchaser representations.

     Each agent will agree that:

     - it has not offered or sold and, prior to the expiration of the period of six months from the date of issue of any notes having a maturity of one year or greater, will not offer or sell any notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

     - it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     - it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA does not apply to Citigroup Global Markets Holdings;

     - it will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agents may make a market in the notes, but the agents are not obligated to do so. The agents may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

     In addition to the notes being offered through the agents as described herein, securities in registered form that may have terms identical or similar to the terms of the notes may be concurrently offered by Citigroup Global Markets Holdings on a continuous basis in the United States by one or more broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings. Such subsidiaries or affiliates may also purchase the securities in registered form as principal for their own account or for resale. Any securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus.

     Citigroup Global Markets Holdings estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $4,906,000.

     An agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the U.S. Securities Act of 1933. Citigroup Global Markets Holdings has agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Global Markets Holdings will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agents as described in this prospectus supplement, Citigroup Global Markets Holdings may issue other securities under the indentures referred to in the prospectus.

     Each of the agents is a subsidiary or affiliate of Citigroup Global Markets Holdings. The participation of each agent in the offerings of the notes will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the agents or other subsidiaries or affiliates of Citigroup Global Markets Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The agents or these other subsidiaries or affiliates may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     Richard Ketchum, Esq., General Counsel of Citigroup Global Markets Holdings, 388 Greenwich Street, New York, New York 10013, will act as legal counsel to Citigroup Global Markets Holdings. Mr. Ketchum beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup Inc. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will act as legal counsel for the agents. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup Global Markets Holdings and its subsidiaries and affiliates and may do so in the future.

                              GENERAL INFORMATION

     Application may be made to list certain series of the notes on the Luxembourg Stock Exchange. In connection with such listing, the certificate of incorporation and the by-laws of Citigroup Global Markets Holdings and a legal notice relating to the issuance of the notes will be deposited prior to listing with Registre de Commerce et des Societes a Luxembourg where copies thereof may be obtained. You may request copies of these documents together with the pricing supplements for such series of notes, this prospectus supplement, the accompanying prospectus, the underwriting agreement, the indenture for such series of notes, the selling agency agreement and Citigroup Global Markets Holdings' current annual and quarterly reports, as well as all other documents incorporated by reference in this prospectus supplement, including future annual and quarterly reports, so long as any such series of notes is outstanding.

     You can also request copies (free of charge) of (1) this prospectus supplement, the accompanying prospectus and the indenture, and (2) Citigroup's annual, quarterly and current reports, as well as other documents incorporated by reference in this prospectus supplement, including future annual, quarterly and current reports, by following the directions under "Where You Can Find More Information" on page 5 of the accompanying prospectus. These documents, including Citigroup's Global Markets Holdings' annual, quarterly and current reports for the most recent two years and the documents mentioned on page 5 of the accompanying prospectus, will also be made available (free of charge) at the main office of Dexia Banque Internationale a Luxembourg in Luxembourg.

     As of the date of this prospectus supplement, there has been no material adverse change in the financial condition of Citigroup Global Markets Holdings since the date of the latest audited financial statements contained or incorporated by reference in the accompanying prospectus.

     Except as otherwise disclosed or incorporated by reference herein, neither Citigroup Global Markets Holdings nor any of its subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes. Citigroup Global Markets Holdings is not aware of any such litigation, arbitration or administrative proceedings pending or threatened.

     Citigroup Global Markets Holdings accepts responsibility for the information contained in this prospectus supplement and the accompanying pricing supplement and prospectus.

     Resolutions relating to the issue and sale of the notes were adopted by the board of directors of Citigroup Global Markets Holdings on February 13, 2001.

     The notes have been accepted for clearance through Euroclear and Clearstream Banking.

     Each pricing supplement will contain the following information in respect of the issue of the notes to which it relates:

        (i) Principal Amount or Face Amount

        (ii) Issue Price

        (iii) Proceeds to Citigroup Global Markets Holdings on original issuance

        (iv) Commission or Discount on original issuance

        (v) Citigroup Global Markets Limited's capacity on original issuance

        (vi) Original Issue Date

        (vii) Stated Maturity

        (viii) Specified Currency (If other than U.S. Dollars)

        (ix) Authorized Denominations (If other than as set forth in the Prospectus Supplement)

        (x) Interest Payment Dates:

               Accrue to pay:  [ ] Yes  [ ] No

        (xi) Indexed Principal Note:  [ ] Yes  [ ] No

        (xii) Type of Interest on Note (Fixed Rate, Floating Rate or Indexed
        Rate)

        (xiii) Interest Rate (Fixed Rate Notes)

        (xiv) Initial Interest Rate (Floating Rate Notes)

        (xv) Base Rate

        (xvi) Calculation Agent (If other than Citibank)

        (xvii) Computation of Interest

        (xviii) Interest Reset Dates

        (xix) Rate Determination Dates

        (xx) Index Maturity

        (xxi) Spread (+/-)

        (xxii) Spread Multiplier

        (xxiii) Change in Spread, Spread Multiplier or Fixed Interest Rate prior to Stated Maturity:

               [ ] Yes  [ ] No

        (xxiv) Maximum Interest Rate

        (xxv) Minimum Interest Rate

        (xxvi) Amortizing Note:  [ ] Yes  [ ] No

        (xxvii) Optional Redemption:  [ ] Yes  [ ] No

               Option Redemption Dates

               Redemption Prices

               Redemption:  [ ] In whole only and not in part
                            [ ] May be in whole or in part

        (xxviii) Option Repayment:  [ ] Yes  [ ] No

               Optional Repayment Dates

               Optional Repayment Prices

        (xxix) Discount Note:  [ ] Yes  [ ] No

               Total Amount of OID Yield to Maturity

        (xxx) Listed on Luxembourg Stock Exchange:  [ ] Yes  [ ] No

          REGISTERED OFFICE OF CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                              388 Greenwich Street
                            New York, New York 10013

  TRUSTEE FOR SERIES A NOTES       TRUSTEE FOR SERIES B NOTES
 Bank One Trust Company, N.A.      Deutsche Bank Trust Company
      153 W. 51st Street                    Americas
   New York, New York 10019              60 Wall Street
                                    New York, New York 10005

  PRINCIPAL PAYING AGENT FOR       PRINCIPAL PAYING AGENT FOR
        SERIES A NOTES                   SERIES B NOTES
        Citibank, N.A.                 Deutsche Bank U.K.
      5 Carmelite Street                Winchester House
        London, England             1 Great Winchester Street
           EC4Y OPA                      London, England
                                            EC2 N2DB

PAYING AGENT FOR SERIES A NOTES  PAYING AGENT FOR SERIES B NOTES
   Credit Agricole Indosuez         Deutsche Bank Luxembourg
       Luxembourg, S.A.                   P.O. Box 586
      39, Allee Scheffer                L-2015 Luxembourg
       L-2520 Luxembourg

                          LEGAL ADVISOR TO THE AGENTS
                       Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                               New York, NY 10006

               AUDITOR TO CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                                    KPMG LLP
                          250 West Street, 11th Floor
                               New York, NY 10013

                                 LISTING AGENT
                        Kredietbank S.A. Luxembourgeoise
                               43 Boulevard Royal
                               L-2955 Luxembourg

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                $10,405,210,145

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                        , 2003

                             (INCLUDING PROSPECTUS
                            DATED           , 2003)

                         ------------------------------

                        CITIGROUP GLOBAL MARKETS LIMITED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CITIGROUP GLOBAL MARKETS HOLDINGS INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 2003

PROSPECTUS

                               CGMH CAPITAL [II]

                              % TRUST PREFERRED SECURITIES

                      $                LIQUIDATION AMOUNT
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                            ------------------------
     A brief description of the      % trust preferred securities can be found
under "Summary Information -- Q&A" in this prospectus.

     Application will be made to list the      % trust preferred securities on
the New York Stock Exchange. If approved for listing, Citigroup Global Markets
Holdings expects the      % trust preferred securities will begin trading on the
New York Stock Exchange within 30 days after they are first issued.

     YOU ARE URGED TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON
PAGE 6, WHERE SPECIFIC RISKS ASSOCIATED WITH THESE       % TRUST PREFERRED
SECURITIES ARE DESCRIBED, ALONG WITH THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Global Markets Holdings Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

                                                              PER TRUST PREFERRED
                                                                   SECURITY           TOTAL
                                                              -------------------    --------
Public offering price                                              $                 $
Underwriting commissions to be paid by Citigroup Global
  Markets Holdings                                                       (1)               (1)
Proceeds to CGMH Capital [II]                                      $                 $

---------------
(1) Underwriting commissions of $     per trust preferred security, or
    $          for all      % trust preferred securities, will be paid by
    Citigroup Global Markets Holdings, except that for sales of 10,000 or more
         % trust preferred securities to a single purchaser, the commissions will be $
     per trust preferred security.

     Citigroup Global Markets Holdings expects that the      % trust preferred
securities will be ready for delivery in book-entry form only through The
Depository Trust Company on or about                .

                            ------------------------

                                   CITIGROUP
          , 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary Information -- Q&A..................................    3
Risk Factors................................................    6
Where You Can Find More Information.........................    9
Forward-Looking Statements..................................   10
Citigroup Global Markets Holdings Inc.......................   10
Use of Proceeds.............................................   11
Ratio of Earnings to Fixed Charges..........................   11
Accounting Treatment........................................   11
Capitalization..............................................   12
Description of the Trust Preferred Securities...............   13
Description of the Junior Subordinated Debt Securities......   26
Description of the Guarantee................................   36
Effect of Obligations Under the Junior Subordinated Debt
  Securities and the Guarantee..............................   39
Certain United States Federal Income Tax Considerations.....   41
ERISA Considerations........................................   46
Underwriting................................................   48
Legal Matters...............................................   50
Experts.....................................................   50

                           SUMMARY INFORMATION -- Q&A

     This summary provides a brief overview of the key aspects of Citigroup
Global Markets Holdings, CGMH Capital [II] and the      % trust preferred
securities. You should carefully read this prospectus to understand fully the terms of the trust preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust preferred securities. You should pay special attention to the "Risk Factors" section beginning on page 6 of this prospectus to determine whether an investment in the trust preferred securities is appropriate for you.

WHAT ARE THE TRUST PREFERRED SECURITIES?

     Each trust preferred security represents an undivided beneficial interest in the assets of CGMH Capital [II]. Each trust preferred security will entitle
the holder to receive                cash distributions as described in this
prospectus. CGMH Capital [II] is offering                trust preferred
securities at a price of $          for each trust preferred security.

WHO IS CGMH CAPITAL [II]?

     CGMH Capital [II] is a Delaware statutory trust. Its principal place of business is c/o Citigroup Global Markets Holdings Inc., 388 Greenwich Street, New York, NY 10013, and its telephone number is (212) 816-6000.

     All of the common securities of CGMH Capital [II] will be owned by Citigroup Global Markets Holdings Inc. CGMH Capital [II] will use the proceeds from the sale of the trust preferred securities and the common securities to buy
a series of      % junior subordinated deferrable interest debentures due
               , 20 from Citigroup Global Markets Holdings with the same financial terms as the trust preferred securities.

WHO IS CITIGROUP GLOBAL MARKETS HOLDINGS INC.?

     Citigroup Global Markets Holdings is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries or affiliates. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Salomon Smith Barney Holdings Inc. to Citigroup Global Markets Holdings Inc. Citigroup Global Markets Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company.

     The mailing address of Citigroup Global Markets Holdings' principal executive office is 388 Greenwich Street, New York, NY 10013, and its telephone number is (212) 816-6000.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES?

     CGMH Capital [II]'s only source of cash to make payments on the trust preferred securities are payments on the junior subordinated debt securities it purchases from Citigroup Global Markets Holdings.

     If you purchase the trust preferred securities, you are entitled to receive
cumulative cash distributions at an annual rate of      % of the liquidation
amount of $     per trust preferred security. Distributions will accumulate from the date CGMH Capital [II] issues the trust preferred securities and will be
paid                in arrears on                of each year, beginning
               .

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     If Citigroup Global Markets Holdings defers interest payments on the junior subordinated debt securities, CGMH Capital [II] generally will defer
distributions on the trust preferred securities for up to        consecutive
               periods. A deferral of distributions cannot extend, however,
beyond                , 20  .

     During any deferral period, except as described on page 29, Citigroup Global Markets Holdings will not be permitted to:

     - pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

     - make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the junior subordinated debt securities.

WHEN CAN CGMH CAPITAL [II] REDEEM THE TRUST PREFERRED SECURITIES?

     CGMH Capital [II] must redeem all of the outstanding trust preferred
securities on                , 20  .

     Some or all of the trust preferred securities may be redeemed before , 20 on one or more occasions any time on or after , 20 . The trust preferred securities may also be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretations occur and certain other conditions are satisfied. See "Description of the Trust Preferred Securities -- Special Event Redemption" on page 16.

WHAT IS CITIGROUP GLOBAL MARKETS HOLDINGS' GUARANTEE OF THE TRUST PREFERRED SECURITIES?

     Citigroup Global Markets Holdings' guarantee of the trust preferred securities consists of:

     - its obligations to make payments on the junior subordinated debt securities;

     - its obligations under the trust preferred securities guarantee; and

     - its obligations under the amended and restated declaration of trust of CGMH Capital [II], which sets forth the terms of CGMH Capital [II].

     Citigroup Global Markets Holdings has irrevocably guaranteed that if a payment on the junior subordinated debt securities is made to CGMH Capital [II] but, for any reason, CGMH Capital [II] does not make the corresponding distribution or redemption payment to the holders of the trust preferred securities, then Citigroup Global Markets Holdings will make the payments directly to the holders of the trust preferred securities. The guarantee does not cover payments when CGMH Capital [II] does not have sufficient funds to make payments on the trust preferred securities.

     Citigroup Global Markets Holdings' obligations under the guarantee are subordinated as described on page 38.

WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?

     Citigroup Global Markets Holdings has the right to dissolve CGMH Capital [II] at any time. If Citigroup Global Markets Holdings terminates CGMH Capital [II], CGMH Capital [II] will redeem the trust preferred securities by distributing the junior subordinated debt securities to holders of the trust preferred securities and the common securities on a ratable basis. If the junior subordinated debt securities are distributed, Citigroup Global Markets Holdings will use it best efforts to list the junior subordinated debt securities on the New York Stock Exchange, or any other exchange on which the trust preferred securities are then listed.

WILL THE TRUST PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     Application will be made to list the trust preferred securities on the NYSE. If approved for listing, CGMH Capital [II] expects the trust preferred securities will begin trading on the NYSE within 30 days after they are first issued.

WILL HOLDERS OF THE TRUST PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

     Generally, the holders of the preferred securities will not have any voting rights. See "Description of the Trust Preferred Securities -- Voting Rights."

IN WHAT FORM WILL THE TRUST PREFERRED SECURITIES BE ISSUED?

     The trust preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your trust preferred securities and that your broker will maintain your position in the trust preferred securities. CGMH Capital [II] expects that the trust preferred securities will be ready for delivery through
DTC on or about        , 20  .

                                  RISK FACTORS

     Your investment in the trust preferred securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the trust preferred securities is suitable for you.

CITIGROUP GLOBAL MARKETS HOLDINGS IS NOT REQUIRED TO PAY YOU UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES UNLESS IT FIRST MAKES OTHER REQUIRED PAYMENTS.

     Citigroup Global Markets Holdings' obligations under the junior subordinated debt securities will rank junior to all of Citigroup Global Markets Holdings' senior indebtedness as described on page 27. This means that Citigroup Global Markets Holdings cannot make any payments on the junior subordinated debt securities if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Citigroup Global Markets Holdings' obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of Citigroup Global Markets Holdings' subsidiaries.

     Citigroup Global Markets Holdings' obligations under the guarantee are subordinated to all of its other liabilities as described on page 38.

     This means that Citigroup Global Markets Holdings cannot make any payments on the guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of Citigroup Global Markets Holdings, its assets would be available to pay obligations under the guarantee only after Citigroup Global Markets Holdings made all payments on its other liabilities.

     Neither the trust preferred securities, the junior subordinated debt securities nor the guarantee limit the ability of Citigroup Global Markets Holdings and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. See "Description of the Junior Subordinated Debt Securities -- Subordination" and "Description of the Guarantee -- Status of the Guarantee" on pages 27 and 38, respectively.

CITIGROUP GLOBAL MARKETS HOLDINGS IS NOT REQUIRED TO PAY YOU UNDER THE GUARANTEE IF CGMH CAPITAL [II] DOES NOT HAVE CASH AVAILABLE.

     The ability of CGMH Capital [II] to make payments on the trust preferred securities is solely dependent upon Citigroup Global Markets Holdings making the related payments on the junior subordinated debt securities when due.

     If Citigroup Global Markets Holdings defaults on its obligations to make payments on the junior subordinated debt securities, CGMH Capital [II] will not have sufficient funds to make payments on the preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Page 13 discusses your options if this happens.

DEFERRAL OF DISTRIBUTIONS WOULD HAVE ADVERSE TAX CONSEQUENCES FOR YOU AND MAY ADVERSELY AFFECT THE TRADING PRICE OF THE TRUST PREFERRED SECURITIES.

     If distributions on the trust preferred securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by CGMH Capital [II] before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the trust preferred securities before the end of any deferral period or before the record date relating to distributions which are paid.

     Citigroup Global Markets Holdings has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if Citigroup Global Markets Holdings exercises its right in the future, the trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the trust preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the trust preferred securities. In addition, the existence of Citigroup Global Markets Holdings' right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the trust preferred securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that do not have these rights.

     See "Certain United States Federal Income Tax Considerations" on page 40 for more information regarding the tax consequences of purchasing, holding and selling the trust preferred securities.

YOU SHOULD NOT RELY ON THE DISTRIBUTIONS FROM THE TRUST PREFERRED SECURITIES THROUGH THEIR MATURITY DATE -- THEY MAY BE REDEEMED AT ANY TIME IF CERTAIN CHANGES IN TAX OR INVESTMENT COMPANY OR BANK REGULATORY LAW OCCUR.

     If certain changes, which are more fully described below, in tax or investment company or bank regulatory law occur and are continuing, and certain other conditions which are more fully described below are satisfied, the trust preferred securities could be redeemed by CGMH Capital [II] within 90 days of
the event at a redemption price equal to $     per security plus any accrued and
unpaid distributions. See "Description of the Trust Preferred
Securities -- Distribution of the Junior Subordinated Debt Securities" and
"-- Special Event Redemption" on pages 17 and 16, respectively.

YOU SHOULD NOT RELY ON THE DISTRIBUTIONS FROM THE TRUST PREFERRED SECURITIES THROUGH THEIR MATURITY DATE -- THEY MAY BE REDEEMED AT THE OPTION OF CITIGROUP GLOBAL MARKETS HOLDINGS.

     The trust preferred securities may be redeemed, in whole, at any time, or
in part, from time to time, on or after                ,      at a redemption
price equal to $     per trust preferred security plus any accrued and unpaid
distributions to the redemption date. You should assume that this redemption option will be exercised if Citigroup Global Markets Holdings is able to refinance at a lower interest rate or it is otherwise in the interest of Citigroup Global Markets Holdings to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, CGMH Capital [II] must redeem the trust preferred securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See "Description of the Trust Preferred Securities -- Redemption of Trust Securities" and "Description of the Junior Subordinated Debt
Securities -- Optional Redemption" on pages 15 and 28, respectively.

THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICES FOR THE PREFERRED SECURITIES OR THE JUNIOR SUBORDINATED DEBT SECURITIES; THEREFORE, YOU MAY SUFFER A LOSS.

     CGMH Capital [II] and Citigroup Global Markets Holdings cannot give you any assurance as to the market prices for the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for trust preferred securities. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of trust preferred securities may receive in exchange for trust preferred securities, may trade at a discount to the price that the investor paid to purchase the trust preferred securities. As a result of the right to defer payments on the trust preferred securities, the market price of the trust preferred securities may be more volatile than the market prices of other securities to which such optional deferrals do not apply.

THERE COULD BE AN ADVERSE TAX CONSEQUENCE TO YOU IF CITIGROUP GLOBAL MARKETS HOLDINGS TERMINATES CGMH CAPITAL [II] AND DISTRIBUTES JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS, RESULTING IN POSSIBLE TAX CONSEQUENCES TO YOU.

     Citigroup Global Markets Holdings has the right to terminate CGMH Capital [II] at any time, so long as it obtains any required regulatory approval. If Citigroup Global Markets Holdings decides to exercise its right to terminate CGMH Capital [II], CGMH Capital [II] will redeem the trust preferred securities and common securities by distributing the junior subordinated debt securities to holders of the trust preferred securities and common securities on a ratable basis.

     Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of CGMH Capital [II] should not be a taxable event to you. However, if CGMH Capital [II] is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities to you may be a taxable event to you.

THERE MAY BE NO TRADING MARKET FOR THE JUNIOR SUBORDINATED DEBT SECURITIES IF CGMH CAPITAL [II] DISTRIBUTES THEM TO YOU.

     Although Citigroup Global Markets Holdings will use its best efforts to list the junior subordinated debt securities on the NYSE, or any other exchange on which the trust preferred securities are then listed, if they are distributed, Citigroup Global Markets Holdings cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will exist for those securities.

SINCE YOU HAVE LIMITED VOTING RIGHTS, YOU CANNOT PREVENT THE CGMH CAPITAL [II] TRUSTEES FROM TAKING ACTIONS YOU MAY NOT AGREE WITH.

     You will have limited voting rights. In particular, except for the limited exceptions described below, only Citigroup Global Markets Holdings can elect or remove any of CGMH Capital [II] trustees. See "Description of the Trust Preferred Securities -- Voting Rights" on page 19.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citigroup Global Markets Holdings and the subsidiary trusts filed a registration statement (No.
333-      ) relating to the securities offered by this prospectus with the
Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information. Citigroup Global Markets Holdings has filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.

     Citigroup Global Markets Holdings files annual, quarterly and current reports and other information with the SEC. You may read and copy any document Citigroup Global Markets Holdings files at the SEC's public reference room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's home page on the world wide web on the internet at "http://www.sec.gov".

     The SEC allows Citigroup Global Markets Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup Global Markets Holdings files with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup Global Markets Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

     (c) Current Reports on Form 8-K filed on January 22, 2003, April 7, 2003, April 14, 2003, April 28, 2003, April 30, 2003 and June 2, 2003.

     All documents Citigroup Global Markets Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup Global Markets Holdings at the following address:
                                   Treasurer
                     Citigroup Global Markets Holdings Inc.
                              388 Greenwich Street
                               New York, NY 10013
                                 (212) 816-6000
                            ------------------------

     You should only rely on the information contained or incorporated by reference in this prospectus. Citigroup Global Markets Holdings has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup Global Markets Holdings is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Citigroup Global Markets Holdings' business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

     Citigroup Global Markets Holdings operates through its subsidiaries in three business segments: Investment Services, Private Client Services and Asset Management. Citigroup Global Markets Holdings provides investment banking, securities and commodities trading, capital raising, asset management, advisory, research, brokerage and other financial services to its customers, and executes proprietary trading strategies on its own behalf. As used in this section, unless the context otherwise requires, Citigroup Global Markets Holdings refers to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries.

     Citigroup Inc., Citigroup Global Markets Holdings' parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

     Citigroup Global Markets Holdings is a global, full-service investment banking and securities brokerage firm. Citigroup Global Markets Holdings provides a full range of financial advisory, research and capital raising services to corporations, governments and individuals. At December 31, 2002, the firm had more than 12,600 Financial Consultants, located in more than 500 offices worldwide.

     Citigroup Global Markets Holdings' global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. Citigroup Global Markets Holdings frequently acts as an underwriter or private placement agent in corporate and public securities offerings and provides alternative financing options. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

     Private Client Services provides investment advice, financial planning and brokerage services to affluent individuals, small and mid-size companies, and non-profit and large corporations primarily through the worldwide network of Smith Barney Financial Consultants. In addition, Private Client Services provides independent client-focused research to individuals and institutions around the world.

     The portion of Citigroup's Asset Management segment housed with Citigroup Global Markets Holdings is comprised primarily of two asset management business platforms: Salomon Brothers Asset Management and Smith Barney Asset Management. These platforms offer a broad range of asset management products and services from global investment centers, including mutual funds, closed-end funds and managed accounts. In addition, this Asset Management Group offers a broad range of unit investment trusts.

     The principal office of Citigroup Global Markets Holdings is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 816-6000. Citigroup Global Markets Holdings, a New York corporation, was incorporated in 1977.

                                USE OF PROCEEDS

     All of the net proceeds from the sale of the trust preferred securities will be invested by CGMH Capital [II] in junior subordinated debt securities of Citigroup Global Markets Holdings. Citigroup Global Markets Holdings will use the proceeds from the sale of the junior subordinated debt securities to CGMH Capital [II] for general corporate purposes, which may include:

     - funding the business of its operating units;

     - funding investments in, or extensions of credit or capital contributions to, its subsidiaries; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup Global Markets Holdings expects to incur additional indebtedness in the future. See "Capitalization."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the consolidated ratio of earnings to fixed charges of Citigroup Global Markets Holdings for the three months ended March 31, 2003 and each of the five most recent fiscal years.

                                                  THREE
                                                 MONTHS
                                                  ENDED             YEAR ENDED DECEMBER 31,
                                                MARCH 31,     ------------------------------------
                                                  2003        2002    2001    2000    1999    1998
                                              -------------   ----    ----    ----    ----    ----
Ratio of earnings to fixed charges..........      1.74x       1.44x   1.34x   1.32x   1.46x   1.11x

                              ACCOUNTING TREATMENT

     The financial statements of CGMH Capital [II] will be reflected in Citigroup Global Markets Holdings' consolidated financial statements with the trust preferred securities reflected as "Citigroup Global Markets Holdings
Inc. -- obligated mandatorily redeemable securities of subsidiary trusts holding solely junior subordinated debt securities of Citigroup Global Markets Holdings Inc."

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of Citigroup Global Markets Holdings at March 31, 2003, and as adjusted to give effect to the issuance and sale of the trust preferred securities, and no other change in the consolidated capitalization of Citigroup Global Markets Holdings since March 31, 2003 is reflected in the table. The information is only a summary and should be read together with the financial information incorporated by reference in this prospectus and which can be obtained free of charge. See "Where You Can Find More Information" on page 9.

                                                                  AT MARCH 31, 2003
                                                              --------------------------
                                                              OUTSTANDING    AS ADJUSTED
                                                              -----------    -----------
                                                                (DOLLARS IN MILLIONS)
Debt:
  Short-term borrowings.....................................   $ 22,799        $
  Notes payable.............................................         10
  Long-term debt............................................     31,603
                                                               --------        -------
     Total debt.............................................     54,412
                                                               --------        -------
  Citigroup Global Markets Holdings Inc. -- obligated
     mandatorily redeemable securities of subsidiary trusts
     holding solely junior subordinated debt securities of
     Citigroup Global Markets Holdings Inc. ................
Stockholders' equity:
  Common Stock(1) and additional paid-in capital............      3,522
  Retained earnings.........................................     10,187
  Cumulative translation adjustment.........................         (4)
                                                               --------        -------
     Total stockholders' equity.............................     13,705
                                                               --------        -------
Total capitalization........................................   $319,191        $
                                                               ========        =======

---------------
(1) Par value $.01 per share: 1,000 shares authorized; 1,000 shares issued and outstanding at March 31, 2003.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The trust preferred securities will be issued pursuant to the terms of the amended and restated declaration of trust of CGMH Capital [II]. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The institutional trustee, JPMorgan Chase Bank, will act as indenture trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the trust preferred securities is not intended to be complete and is qualified by the declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. A copy of the declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

     The declaration authorizes the regular trustees to issue on behalf of CGMH Capital [II] the common securities and the trust preferred. These securities represent undivided beneficial interests in the assets of CGMH Capital [II]. All of the common securities will be owned, directly or indirectly, by Citigroup Global Markets Holdings. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities. If an event of default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The declaration does not permit the issuance by CGMH Capital [II] of any securities other than the trust securities or the incurrence of any indebtedness by CGMH Capital [II].

     Pursuant to the declaration, the institutional trustee will hold title to the junior subordinated debt securities purchased by CGMH Capital [II] for the benefit of the holders of the trust securities. The payment of distributions out of money held by CGMH Capital [II], and payments upon redemption of the trust preferred securities or liquidation of CGMH Capital [II] out of money held by CGMH Capital [II], are guaranteed by Citigroup Global Markets Holdings to the extent described under "Description of the Guarantee." The guarantee will be held by JPMorgan Chase Bank, the guarantee trustee, for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when CGMH Capital [II] does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of trust preferred securities is to:

     - vote to direct the institutional trustee to enforce the institutional trustee's rights under the junior subordinated debt securities; or

     - if the failure of CGMH Capital [II] to pay distributions is attributable to the failure of Citigroup Global Markets Holdings to pay interest or principal on the junior subordinated debt securities, sue Citigroup Global Markets Holdings for enforcement of payment to such holder of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities.

DISTRIBUTIONS

     Distributions on the trust preferred securities will be fixed at a rate per
annum of      % of the stated liquidation amount of $     per trust preferred
security. Distributions not paid when due, or when they would be due if not for any extension period or default by Citigroup Global Markets Holdings on the junior subordinated debt securities, will themselves accumulate additional
interest at the annual rate of      % thereof compounded           . When this
prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the trust preferred securities will be cumulative, will
accrue from and including             , and will be payable             in
arrears on             of each year, commencing

            . When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

     The distribution rate and the distribution payment dates and other payment dates for the preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

     Deferral of Distributions. Citigroup Global Markets Holdings has the right under the indenture to defer interest payments on the junior subordinated debt
securities for an extension period not exceeding           consecutive interest
periods during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the junior subordinated debt securities. As a consequence of Citigroup Global Markets
Holdings' extension of the interest payment period,           distributions on
the trust preferred securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accrue interest. In the event that Citigroup Global Markets Holdings exercises its right to extend the interest payment period, then:

     (1) Citigroup Global Markets Holdings shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment relating thereto other than

          - repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup Global Markets Holdings in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

          - as a result of an exchange or conversion of any class or series of Citigroup Global Markets Holdings' capital stock for any other class or series of Citigroup Global Markets Holdings' capital stock; or

          - the purchase of fractional interests in shares of Citigroup Global Markets Holdings' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

     (2) Citigroup Global Markets Holdings may not make any payment of interest on or principal of, or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Citigroup Global Markets Holdings which rank equally with or junior to the junior subordinated debt securities.

The foregoing, however, will not apply to any stock dividends paid by Citigroup Global Markets Holdings where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any extension period, Citigroup Global Markets Holdings may further extend the extension period, so long as that extension period, together with all such previous and
further extensions of the period, may not exceed                consecutive
interest periods. An extension period cannot extend, however, beyond the maturity of the junior subordinated debt securities.

     Upon the termination of any extension period and the payment of all amounts then due, Citigroup Global Markets Holdings may commence a new extension period which must comply with the above requirements. Consequently, there could be up
to      extension periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees shall give the holders of the preferred securities notice of any extension period upon their receipt of notice thereof from Citigroup Global Markets Holdings. If distributions are deferred, the deferred distributions and accrued interest on such distributions shall be paid to holders of record of the trust preferred securities as they appear on the books and records of CGMH Capital [II] on the record date next following the termination of such deferral period. See "Description of the Junior Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period."

     Payment of Distributions. Distributions on the trust preferred securities will be payable to the extent that CGMH Capital [II] has funds available for the payment of such distributions in its property account.

CGMH Capital [II]'s funds available for distribution to the holders of the trust preferred securities will be limited to payments received from Citigroup Global Markets Holdings on the junior subordinated debt securities. The payment of distributions out of monies held by CGMH Capital [II] is guaranteed by Citigroup Global Markets Holdings to the extent set forth under "Description of the Guarantee." See "Description of the Junior Subordinated Debt Securities."

     Distributions on the trust preferred securities will be payable to the holders named on the securities register of CGMH Capital [II] at the close of business on the relevant record dates. As long as the trust preferred securities remain in book-entry only form, the record date will be one business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust preferred securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each such payment will be made as described under "-- Book-Entry Only Issuance."

     In the event that the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the regular trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such record date. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

REDEMPTION OF TRUST SECURITIES

     The trust preferred securities have no stated maturity date but will be redeemed upon the maturity of the junior subordinated debt securities or to the extent the junior subordinated debt securities are redeemed. The junior
subordinated debt securities will mature on                , 20  , and may be
redeemed, in whole or in part, at any time on or after                . The
junior subordinated debt securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event, Investment Company Event or a Regulatory Capital Event.

     Notwithstanding anything to the contrary herein, if then required under applicable capital adequacy guidelines, regulations or policies of the Federal Reserve, Citigroup Global Markets Holdings will obtain the prior approval of the Federal Reserve before exercising its redemption rights described in the preceding paragraph.

     Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment shall simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at the option of Citigroup Global Markets Holdings or pursuant to a Tax Event, Investment Company Event or a Regulatory Capital Event, CGMH Capital [II] will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days' notice. In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed on a ratable basis as described under "-- Book-Entry Only Issuance" below. See "-- Special Event Redemption" and "Description of the Junior Subordinated Debt Securities -- Optional Redemption." If a partial redemption of the trust preferred securities resulting from a partial redemption of the junior subordinated debt securities would result in a delisting of the trust preferred securities, Citigroup Global Markets Holdings may only redeem the junior subordinated debt securities in whole.

SPECIAL EVENT REDEMPTION

     "Tax Event" means that the regular trustees will have received an opinion of a nationally recognized independent tax counsel experienced in such matters which states that, as a result of any:

     - amendment to, or change in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

     - amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this prospectus, there is more than an insubstantial risk that:

     - CGMH Capital [II] would be required to pay United States federal income tax relating to income accrued or received on the junior subordinated debt securities;

     - interest payable to CGMH Capital [II] on the junior subordinated debt securities would not be deductible by Citigroup Global Markets Holdings for United States federal income tax purposes; or

     - CGMH Capital [II] would be required to pay more than a minimal amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the regular trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that CGMH Capital [II] is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

     "Regulatory Capital Event" means that Citigroup Global Markets Holdings determines, based on an opinion of counsel experienced in such matters, who may be an employee of Citigroup Global Markets Holdings or any of its affiliates, that, as a result of

     - any amendment to, clarification of or change (including any announced prospective change) in applicable laws, regulations, guidelines or official interpretations thereof or policies with respect thereto or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws, regulations, guidelines or policies which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this prospectus, there is more than an insubstantial risk that the trust preferred securities will no longer constitute Tier I capital (or its equivalent) of Citigroup Inc. or any other bank holding company of which Citigroup Global Markets Holdings is a subsidiary for purposes of the capital adequacy requirements or policies of the Board of Governors of the Federal Reserve System or its successor as such bank holding company's primary federal banking regulator.

     This prospectus refers to a Tax Event, Investment Company Event or a Regulatory Capital Event as a "Special Event." Provided that Citigroup Global Markets Holdings obtains any required regulatory approval, if a Special Event occurs and continues, Citigroup Global Markets Holdings may, upon not less than 30 nor more than 60 days' notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by CGMH Capital [II] at the redemption price on a ratable basis. If, however, at the time there is available to Citigroup Global Markets Holdings or CGMH Capital [II] the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on CGMH Capital [II], Citigroup Global Markets

Holdings or the holders of the trust securities, then Citigroup Global Markets Holdings or CGMH Capital [II] will pursue such measure instead of redemption.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Citigroup Global Markets Holdings will have the right at any time to dissolve CGMH Capital [II]. After satisfaction of the liabilities of creditors of CGMH Capital [II] as provided by applicable law, CGMH Capital [II] may cause junior subordinated debt securities to be distributed to the holders of the trust preferred securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust preferred securities then outstanding. Prior to any such dissolution, Citigroup Global Markets Holdings will obtain any required regulatory approvals.

     If the junior subordinated debt securities are distributed to the holders of the trust preferred securities, Citigroup Global Markets Holdings will use its best efforts to cause the junior subordinated debt securities to be listed on the NYSE or on such other exchange as the trust preferred securities are then listed.

     After the date for any distribution of junior subordinated debt securities upon dissolution of CGMH Capital [II]:

     - the trust preferred securities will no longer be deemed to be outstanding;

     - the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

     - any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to Citigroup Global Markets Holdings or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of CGMH Capital [II] were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of CGMH Capital [II] were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered by this prospectus.

REDEMPTION PROCEDURES

     CGMH Capital [II] may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or prior to the date of redemption.

     If (1) CGMH Capital [II] gives an irrevocable notice of redemption of the trust preferred securities, and (2) Citigroup Global Markets Holdings has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then, by 12:00 noon, New York City time, on the redemption date, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price. CGMH Capital [II] will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities.

     Once notice of redemption is given and funds are irrevocably deposited, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

     If payment of the redemption price for any trust preferred securities is improperly withheld or refused and not paid either by CGMH Capital [II], or by Citigroup Global Markets Holdings pursuant to the guarantee, distributions on such trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See "-- Book-Entry Only Issuance."

     In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed in accordance with the depositary's standard procedures. See "-- Book-Entry Only Issuance."

     Citigroup Global Markets Holdings or its subsidiaries or affiliates may, at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement, provided that such purchase complies with United States federal securities laws and any other applicable laws.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of CGMH Capital [II] as a "liquidation." If a liquidation occurs, the holders of the trust preferred securities will be entitled to receive out of the assets of CGMH Capital [II], after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate
of the stated liquidation amount of $     per trust preferred security plus
accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Citigroup Global Markets Holdings instead distributes on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See "-- Distribution of the Junior Subordinated Debt Securities."

     If this distribution can be paid only in part because CGMH Capital [II] has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by CGMH Capital [II] on the trust preferred securities shall be paid on a ratable basis. The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the trust preferred securities. However, if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the common securities with regard to such distributions.

     Pursuant to the declaration, CGMH Capital [II] shall terminate:

     (1) on                , 20  , the expiration of the term of CGMH Capital
         [II];

     (2) upon the bankruptcy of Citigroup Global Markets Holdings or the holder of the common securities;

     (3) upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or Citigroup Global Markets Holdings, the filing of a certificate of cancellation regarding CGMH Capital [II], or the revocation of the charter of the holder of the common securities or Citigroup Global Markets Holdings and (b) the expiration of 90 days after the date of revocation without a reinstatement thereof;

     (4) upon the distribution of junior subordinated debt securities to holders of trust preferred securities;

     (5) upon the entry of a decree of a judicial dissolution of the holder of the common securities, Citigroup Global Markets Holdings or CGMH Capital [II]; or

     (6) upon the redemption of all the trust securities.

DECLARATION EVENTS OF DEFAULT

     An "indenture event of default" is an event of default under the indenture and also constitutes a "declaration event of default," which is an event of default under the declaration relating to the trust securities. Pursuant to the declaration, however, the holder of the common securities will be deemed to have waived any declaration event of default relating to the common securities until all declaration events of default relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration events of default relating to the trust preferred securities have been so cured, waived, or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the declaration, and therefore the indenture. In the event that any declaration event of default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such declaration event of default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of common securities. See "-- Voting Rights."

     If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against Citigroup Global Markets Holdings to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration event of default has occurred and is continuing and such event is attributable to the failure of Citigroup Global Markets Holdings to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue Citigroup Global Markets Holdings to enforce the institutional trustee's rights under the junior subordinated debt securities.

     In connection with such direct action, Citigroup Global Markets Holdings will be subrogated to the rights of such holder of trust preferred securities under the declaration to the extent of any payment made by Citigroup Global Markets Holdings to such holder of trust preferred securities in such direct action. This means that Citigroup Global Markets Holdings will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from CGMH Capital [II]. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

     Upon the occurrence of an indenture event of default, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable. Citigroup Global Markets Holdings and CGMH Capital [II] are each required to file annually with the institutional trustee an officers' certificate as to its compliance with all conditions and covenants under the declaration.

VOTING RIGHTS

     Except as described in this prospectus under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and except as provided under the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the declaration, the holders of the trust preferred securities will have no voting rights.

     The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:

     (1) direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee;

     (2) waive any past indenture event of default that is waivable under
         Section 5.13 of the indenture;

     (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debt securities; or

     (4) consent to any amendment, modification or termination where such consent is required.

     Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities, or a "super majority," then only a super majority may direct the institutional trustee to give such consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any record holder of trust preferred securities may directly sue Citigroup Global Markets Holdings to enforce the institutional trustee's rights under the junior subordinated debt securities. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his rights.

     The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, CGMH Capital [II] will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

     A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration event of default.

     Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

     - the date of such meeting or the date by which such action is to be taken;

     - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

     - instructions for the delivery of proxies or consents.

     No vote or consent of the holders of trust preferred securities will be required for CGMH Capital [II] to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration.

     Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any of the trust preferred securities that are owned at the time by Citigroup Global Markets Holdings or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup Global Markets Holdings, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated as if they were not outstanding.

     The procedures by which holders of trust preferred securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance."

     Holders of the trust preferred securities generally will have no rights to appoint or remove the Citigroup Global Markets Holdings trustees. Instead, the trustees may be appointed, removed or replaced solely by Citigroup Global Markets Holdings as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE DECLARATION

     The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect,

     (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or

     (2) the dissolution, winding-up or termination of CGMH Capital [II] other than pursuant to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

     Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

     (1) cause CGMH Capital [II] to be classified for United States federal income tax purposes as other than a grantor trust,

     (2) reduce or otherwise adversely affect the powers of the institutional trustee or

     (3) cause CGMH Capital [II] to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     CGMH Capital [II] may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. CGMH Capital [II] may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that:

     (1) such successor entity either

        (a) expressly assumes all of the obligations of CGMH Capital [II] under the trust securities or

        (b) substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

     (2) Citigroup Global Markets Holdings expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

     (3) the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

     (4) such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

     (5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity;

     (6) such successor entity has a purpose identical to that of CGMH Capital [II];

     (7) prior to such merger, consolidation, amalgamation or replacement, CGMH Capital [II] has received an opinion of a nationally recognized independent counsel to CGMH Capital [II] experienced in such matters to the effect that

        (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity; and

        (b) following such merger, consolidation, amalgamation or replacement, neither CGMH Capital [II] nor such successor entity will be required to register as an "investment company" under the 1940 Act; and

     (8) Citigroup Global Markets Holdings guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

     Despite the foregoing, CGMH Capital [II] will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause CGMH Capital [II] or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE

Book-Entry Trust Preferred Securities

     The trust preferred securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global trust preferred securities, without distribution coupons. Each global capital security will be deposited with, or on behalf of, The Depository Trust Company, a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these trust preferred securities and will be considered the sole owner of the trust preferred securities for purposes of the declaration.

     Purchasers of trust preferred securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee ("participants"). DTC will maintain accounts showing the trust preferred security holdings of its participants, and these participants will in turn maintain accounts showing the trust preferred security holdings of their customers. Some of these customers may themselves be securities intermediaries holding trust preferred securities for their customers. Thus, each beneficial owner of a book-entry trust preferred security will hold that trust preferred security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The trust preferred securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the trust preferred securities will generally not be entitled to have the trust preferred securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of trust preferred securities. The book-entry system for holding trust preferred securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     In this prospectus, for book-entry trust preferred securities, references to actions taken by trust preferred security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to trust preferred security holders will mean payments and notices of redemption to DTC as the registered holder of the trust preferred securities for distribution to participants in accordance with DTC's procedures.

     A beneficial owner of book-entry securities represented by a global trust preferred security may exchange the securities for definitive (paper) trust preferred securities only if:

     - DTC is unwilling or unable to continue as depositary for such global trust preferred security and Citigroup Global Markets Holdings is unable to find a qualified replacement for DTC within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     - Citigroup Global Markets Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive trust preferred securities in registered form.

     Unless we indicate otherwise in the applicable prospectus supplement, any global trust preferred security that is exchangeable will be exchangeable in whole for definitive notes in registered form, with the same terms and of an
equal aggregate principal amount, in denominations of $          and whole
multiples of $          . Definitive trust preferred securities will be
registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

The Depository Trust Company

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     Citigroup Global Markets Holdings and the Trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to CGMH Capital [II]. Under such circumstances, in the event that a successor securities depositary is not obtained, trust preferred securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of Citigroup Global Markets Holdings, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the trust preferred securities. In that event, certificates for the trust preferred securities will be printed and delivered.

     The information in this section about DTC has been obtained from sources that Citigroup Global Markets Holdings and CGMH Capital [II] believe to be reliable, but neither Citigroup Global Markets Holdings nor CGMH Capital [II] takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After such a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust preferred securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.

PAYING AGENT

     In the event that the trust preferred securities do not remain in book-entry only form, the following provisions will apply:

     - the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

     - registration of transfers of trust preferred securities will be effected without charge by or on behalf of CGMH Capital [II], but upon payment, with the giving of such indemnity as CGMH Capital [II] or the Citigroup Global Markets Holdings may require, in respect of any tax or other government charges that may be imposed in relation to it; and

     - CGMH Capital [II] will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

GOVERNING LAW

     The declaration and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The regular trustees are authorized and directed to operate CGMH Capital [II] in such a way so that CGMH Capital [II] will not be required to register as an "investment company" under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup Global Markets Holdings is authorized and directed to conduct its affairs so that the junior subordinated debt securities will be treated as indebtedness of Citigroup Global Markets

Holdings for United States federal income tax purposes. In this connection, Citigroup Global Markets Holdings and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of CGMH Capital [II] or the certificate of incorporation of Citigroup Global Markets Holdings, that each of Citigroup Global Markets Holdings and the regular trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the trust preferred securities or vary the terms of the trust preferred securities in any material way.

     Holders of the trust preferred securities have no preemptive rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the specific terms of the junior subordinated debt securities in which CGMH Capital [II] will invest the proceeds from the issuance and sale of the trust securities. The following description is not intended to be complete and is qualified by the indenture, dated as of
            , 20 , as supplemented, between Citigroup Global Markets Holdings and JPMorgan Chase Bank, as the indenture trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part and pursuant to the Trust Indenture Act. Several capitalized terms used herein are defined in the indenture. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     Under circumstances discussed more fully below involving the dissolution of CGMH Capital [II], provided that any required regulatory approval is obtained, junior subordinated debt securities will be distributed to the holders of the trust securities in liquidation of CGMH Capital [II]. See "Description of the Trust Preferred Securities -- Special Event Redemption."

     If the junior subordinated debt securities are distributed to the holders of the trust preferred securities, Citigroup Global Markets Holdings will use its best efforts to have the junior subordinated debt securities listed on the NYSE or on such other national securities exchange or similar organization on which the trust preferred securities are then listed or quoted.

GENERAL

     The junior subordinated debt securities will be issued as unsecured debt under the indenture. The junior subordinated debt securities will be limited in
aggregate principal amount to approximately $       . This amount is the sum of
the aggregate stated liquidation amount of the trust preferred securities and the capital contributed by Citigroup Global Markets Holdings to CGMH Capital [II] in exchange for the common securities.

     The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest (as defined herein) and additional interest
(as defined herein), if any, on             , 20  .

     If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders' interests in CGMH Capital [II], such junior subordinated debt securities will initially be issued in the form of one or more global securities (as described below). As described in this prospectus, under limited circumstances, junior subordinated debt securities may be issued in certificated form in exchange for a global security. In the event that junior subordinated debt securities are issued in certificated form, such
junior subordinated debt securities will be in denominations of $     and
integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debt securities issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at the option of Citigroup Global Markets Holdings by check mailed to the address of the persons entitled thereto. See "-- Book-Entry and Settlement."

     Citigroup Global Markets Holdings does not intend to issue and sell the junior subordinated debt securities to any purchasers other than CGMH Capital [II].

     There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Citigroup Global Markets Holdings that may adversely affect such holders.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indenture provides that Citigroup Global Markets Holdings will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless:

     - the successor corporation expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the indenture on the part of Citigroup Global Markets Holdings; and

     - immediately thereafter no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing.

     Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Citigroup Global Markets Holdings under the indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the indenture and the junior subordinated debt securities. (Article VIII)

SUBORDINATION

     The indenture provides that the junior subordinated debt securities are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Citigroup Global Markets Holdings. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

     - any Senior Indebtedness of Citigroup Global Markets Holdings has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or

     - the maturity of any Senior Indebtedness of Citigroup Global Markets Holdings has been accelerated because of a default.

     Upon any distribution of assets of Citigroup Global Markets Holdings to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citigroup Global Markets Holdings must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of Citigroup Global Markets Holdings then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness of Citigroup Global Markets Holdings to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

     The term "Senior Indebtedness" means, with respect to Citigroup Global Markets Holdings:

     (1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup Global Markets Holdings;

     (2) all capital lease obligations of Citigroup Global Markets Holdings;

     (3) all obligations of Citigroup Global Markets Holdings issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup Global Markets Holdings and all obligations of Citigroup Global Markets Holdings under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

     (4) all obligations, contingent or otherwise, of Citigroup Global Markets Holdings in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions;

     (5) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup Global Markets Holdings is responsible or liable as obligor, guarantor or otherwise; and

     (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup Global Markets Holdings, whether or not such obligation is assumed by such obligor, except for

        (A) any such indebtedness that is by its terms subordinated to or equally with the junior subordinated debt securities and

        (B) any indebtedness between or among Citigroup Global Markets Holdings or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Citigroup Global Markets Holdings trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Citigroup Global Markets Holdings that is a financing vehicle of Citigroup Global Markets Holdings in connection with the issuance by such financing vehicle of trust preferred or other securities guaranteed by Citigroup Global Markets Holdings pursuant to an instrument that ranks equally with, or junior to, such guarantees.

     Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citigroup Global Markets Holdings.

OPTIONAL REDEMPTION

     Citigroup Global Markets Holdings shall have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or
after                , or at any time upon the occurrence of a Tax Event,
Investment Company Event or a Regulatory Capital Event, as described above, upon not less than 30 nor more than 60 days' notice. The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including additional interest (as described below), if any, to the redemption date. If a partial redemption of the trust preferred securities resulting from a partial redemption of the junior subordinated debt securities would result in the delisting of the trust preferred securities, Citigroup Global Markets Holdings may only redeem the junior subordinated debt securities in whole. (Section 11.2) Citigroup Global Markets Holdings may need regulatory approval to redeem the junior subordinated debt securities. See "Description of the Trust Preferred Securities -- Special Event Redemption."

INTEREST

     The junior subordinated debt securities will bear interest at the annual
rate of   %, from and including the original date of issuance, payable
               in arrears on                of each year, commencing
               . Each date on which interest is paid is called an "interest payment date." Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day next preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form,

Citigroup Global Markets Holdings shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the interest payment date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for
any period shorter than a full                period will be computed on the
basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Citigroup Global Markets Holdings can defer interest payments by extending the interest payment period for a period not exceeding
consecutive      periods. However, no extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of such extension period, Citigroup Global Markets Holdings shall pay all interest then accrued and unpaid, including any additional interest as described under "Additional Interest" below, together with interest thereon compounded at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. During any such extension period:

     - Citigroup Global Markets Holdings shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

        - repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup Global Markets Holdings in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

        - as a result of an exchange or conversion of any class or series of Citigroup Global Markets Holdings' capital stock for any other class or series of Citigroup Global Markets Holdings' capital stock; or

        - the purchase of fractional interests in shares of Citigroup Global Markets Holdings' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

     - Citigroup Global Markets Holdings shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Citigroup Global Markets Holdings which rank equally with or junior to the junior subordinated debt securities.

The foregoing, however, will not apply to any stock dividends paid by Citigroup Global Markets Holdings where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any extension period, Citigroup Global Markets Holdings may further defer payments of interest by extending such extension period. Such extension period, including all such
previous and further extensions, however, may not exceed      consecutive
               interest periods, including the                interest period in
which notice of such extension period is given. No extension period, however, may extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, Citigroup Global Markets Holdings may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable.

     Citigroup Global Markets Holdings has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities. If the institutional trustee is the sole holder of the junior subordinated debt securities, Citigroup Global Markets

Holdings shall give the regular trustees and the institutional trustee notice of its selection of such extension period one business day prior to the earlier of

     (1) the date distributions on the trust preferred securities would be payable, if not for such extension period, or

     (2) the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the trust preferred securities of the record date or the date such distribution would be payable, if not for such extension period, but in any event one business day prior to such record date. The regular trustees shall give notice of Citigroup Global Markets Holdings' selection of such extension period to the holders of the trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities, Citigroup Global Markets Holdings shall give the holders of the junior subordinated debt securities notice of its selection of such extension period ten business days prior to the earlier of

     (1) the next succeeding interest payment date or

     (2) the date upon which Citigroup Global Markets Holdings is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment. (Sections 13.1 and 13.2)

ADDITIONAL INTEREST

     If at any time CGMH Capital [II] is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then Citigroup Global Markets Holdings will be required to pay additional interest on the junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by CGMH Capital [II] after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts CGMH Capital [II] would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that CGMH Capital [II] will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

INDENTURE EVENTS OF DEFAULT

     The indenture provides that the following are events of default relating to the junior subordinated debt securities:

     - default in the payment of the principal of, or premium, if any, on any junior subordinated debt security at its maturity;

     - default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

     - default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities;

     - specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Citigroup Global Markets Holdings; and

     - any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debt securities are issued.

     The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

     If any indenture event of default shall occur with respect to the junior subordinated debt securities and be continuing, the institutional trustee or the holders of 25% of in aggregate principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any compound interest and additional interest, if any, and any other amounts payable under the indenture to be immediately due and payable. (Section 5.2) The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities. An indenture event of default also constitutes a declaration event of default. The holders of trust preferred securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See "Description of the Trust Preferred Securities -- Declaration Events of Default" and "-- Voting Rights."

     Despite the foregoing, if a declaration event of default has occurred and is continuing and such event is attributable to the failure of Citigroup Global Markets Holdings to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable, Citigroup Global Markets Holdings acknowledges that, in such event, a holder of trust preferred securities may sue for payment on or after the respective due date specified in the junior subordinated debt securities. Citigroup Global Markets Holdings may not amend the indenture to remove this right to bring a direct action without the prior written consent of all of the holders of trust preferred securities of CGMH Capital [II]. Despite any payment made to such holder of trust preferred securities by Citigroup Global Markets Holdings in connection with a direct action, Citigroup Global Markets Holdings shall remain obligated to pay the principal of or interest on the junior subordinated debt securities held by CGMH Capital [II] or the institutional trustee of CGMH Capital [II]. Citigroup Global Markets Holdings shall be subrogated to the rights of the holder of such trust preferred securities relating to payments on the trust preferred securities to the extent of any payments made by Citigroup Global Markets Holdings to such holder in any direct action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities. (Sections 5.7 and 5.8)

MODIFICATIONS AND AMENDMENTS

     Modifications and amendments to the indenture may be made by Citigroup Global Markets Holdings and the indenture trustee with the consent of the holders of a majority in principal amount of the junior subordinated debt securities at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

     - modify the terms of payment of principal, premium, if any, or interest on such junior subordinated debt security; or

     - reduce the percentage of holders of junior subordinated debt securities necessary to modify or amend the indenture or waive compliance by Citigroup Global Markets Holdings with any covenant or past default.

If the junior subordinated debt securities are held by CGMH Capital [II] or a trustee of CGMH Capital [II], such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of CGMH Capital [II] shall have consented to such supplemental indenture. If the consent of the holder of each outstanding junior subordinated debt security is required, such supplemental indenture shall not be effective until each holder of the trust securities of CGMH Capital [II] shall have consented to such supplemental indenture. (Section 9.2)

DISCHARGE AND DEFEASANCE

     Citigroup Global Markets Holdings may discharge most of its obligations to holders of the junior subordinated debt securities issued under the indenture if such junior subordinated debt securities have not already been delivered to the indenture trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. Citigroup Global Markets Holdings discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory scheduled installment payments thereon when due. (Section 4.1)

     Unless otherwise specified in this prospectus relating to the junior subordinated debt securities, Citigroup Global Markets Holdings, at its option:

     - will be released from any and all obligations in respect of the junior subordinated debt securities, which is known as "defeasance and discharge;" or

     - need not comply with certain covenants specified herein regarding the junior subordinated debt securities, which is known as "covenant defeasance."

If Citigroup Global Markets Holdings exercises its covenant defeasance option, the failure to comply with any defeased covenant and any event of default in the applicable resolution of the board of directors or supplemental indenture will no longer be an event of default under the indenture.

     To exercise either its defeasance and discharge or covenant defeasance options, Citigroup Global Markets Holdings must:

     - deposit with the indenture trustee, in trust, money or U.S. Government Obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities when such payments are due; and

     - deliver an opinion of counsel, which, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the IRS, to the effect that the holders of the junior subordinated debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be required to pay federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4)

     When there is a defeasance and discharge, the indenture will no longer govern the junior subordinated debt securities, Citigroup Global Markets Holdings will no longer be liable for payment and the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Global Markets Holdings will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

     The obligations under the indenture to pay all expenses of CGMH Capital [II], to register the transfer or exchange of junior subordinated debt securities, to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Citigroup Global Markets Holdings exercises its defeasance and discharge or covenant defeasance options.

CONCERNING THE INDENTURE TRUSTEE

     The indenture trustee has extended substantial credit facilities, the borrowings under which constitute Senior Indebtedness, to Citigroup Global Markets Holdings. Citigroup Global Markets Holdings and certain of its subsidiaries and affiliates also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of CGMH Capital [II] as a result of the occurrence of a Special Event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a "global security." Except under the limited circumstances described below, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the indenture, of such global security for any purpose under the indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

THE DEPOSITARY

     If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders' interests in CGMH Capital [II], DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description in this prospectus of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Citigroup Global Markets Holdings may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Trust Preferred
Securities -- Book-Entry Only Issuance."

     None of Citigroup Global Markets Holdings, CGMH Capital [II], the indenture trustee, any paying agent and any other agent of Citigroup Global Markets Holdings or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than DTC or its nominee only if:

     - DTC is unwilling or unable to continue as depositary for such global security and Citigroup Global Markets Holdings is unable to find a qualified replacement for DTC within 90 days;

     - at any time, DTC ceases to be a clearing agency registered under the Securities Exchange Act; or

     - Citigroup Global Markets Holdings, in its sole discretion decides some or all global securities shall be exchangeable for junior subordinated debt securities in registered form.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

CERTAIN COVENANTS

     If the junior subordinated debt securities are issued to CGMH Capital [II] or a trustee of such trust in connection with the issuance of trust securities by CGMH Capital [II] and

     (1) there shall have occurred and be continuing an event of default;

     (2) Citigroup Global Markets Holdings shall be in default relating to its payment of any obligations under the guarantee; or

     (3) Citigroup Global Markets Holdings shall have given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then

     (a) Citigroup Global Markets Holdings shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

        - repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup Global Markets Holdings in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

        - as a result of an exchange or conversion of any class or series of Citigroup Global Markets Holdings' capital stock for any other class or series of Citigroup Global Markets Holdings' capital stock; or

        - the purchase of fractional interests in shares of Citigroup Global Markets Holdings' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

     (b) Citigroup Global Markets Holdings shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities issued by Citigroup Global Markets Holdings which rank equally with or junior to the junior subordinated debt securities.

The above restriction, however, will not apply to any stock dividends paid by Citigroup Global Markets Holdings where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

     So long as the trust securities remain outstanding, Citigroup Global Markets Holdings will covenant to:

     - directly or indirectly maintain 100% ownership of the common securities of CGMH Capital [II], unless a permitted successor of Citigroup Global Markets Holdings succeeds to its ownership of the common securities;

     - not voluntarily dissolve, wind-up or terminate CGMH Capital [II], except in connection with

        (a) a distribution of junior subordinated debt securities or

        (b) mergers, consolidations or amalgamations permitted by the declaration;

     - timely perform its duties as sponsor of CGMH Capital [II]; and

     - use its reasonable efforts to cause CGMH Capital [II] to

        (a) remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of CGMH Capital [II], the redemption of all of the trust securities of CGMH Capital [II], or mergers, consolidations or amalgamations, each as permitted by the declaration of CGMH Capital [II], and

        (b) otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

MISCELLANEOUS

     The indenture provides that Citigroup Global Markets Holdings will pay all fees and expenses related to:

     - the offering of the trust securities and the junior subordinated debt securities;

     - the organization, maintenance and dissolution of CGMH Capital [II];

     - the retention of the trustees of CGMH Capital [II]; and

     - the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Citigroup Global Markets Holdings for the benefit of the holders of trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. JPMorgan Chase Bank will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities.

GENERAL

     Pursuant to and to the extent set forth in the guarantee, Citigroup Global Markets Holdings will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities, except to the extent paid by CGMH Capital [II], as and when due, regardless of any defense, right of set-off or counterclaim which CGMH Capital [II] may have or assert, the following payments, which are referred to as "guarantee payments," without duplication:

     - any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent CGMH Capital [II] has funds available for such distributions;

     - the redemption price of $     per trust preferred security, plus all
       accrued and unpaid distributions, to the extent CGMH Capital [II] has funds available for such redemptions, relating to any trust preferred securities called for redemption by CGMH Capital [II]; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of CGMH Capital [II], other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of

        (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, and

        (b) the amount of assets of CGMH Capital [II] remaining for distribution to holders of the trust preferred securities in liquidation of CGMH Capital [II].

Citigroup Global Markets Holdings' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup Global Markets Holdings to the holders of trust preferred securities or by causing CGMH Capital [II] to pay such amounts to such holders.

     The guarantee will be on a subordinated basis in relation to the trust preferred securities from the time of issuance of the trust preferred securities but will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of CGMH Capital [II], except to the extent CGMH Capital [II] has funds available for such payments. If Citigroup Global Markets Holdings does not make interest payments on the junior subordinated debt securities, CGMH Capital [II] will not pay distributions on the trust preferred securities and will not have funds available for such payments. The guarantee, when taken together with Citigroup Global Markets Holdings' obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of CGMH Capital [II], other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Citigroup Global Markets Holdings of payments due on the trust preferred securities. See "Description of the Junior Subordinated Debt Securities."

IMPORTANT COVENANTS OF CITIGROUP GLOBAL MARKETS HOLDINGS

     In the guarantee, Citigroup Global Markets Holdings will covenant that, so long as any trust preferred securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such guarantee or the declaration, then:

     - Citigroup Global Markets Holdings shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

        (a) repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup Global Markets Holdings in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

        (b) as a result of an exchange or conversion of any class or series of Citigroup Global Markets Holdings' capital stock for any other class or series of Citigroup Global Markets Holdings' capital stock; or

        (c) the purchase of fractional interests in shares of Citigroup Global Markets Holdings' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

     - Citigroup Global Markets Holdings shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Citigroup Global Markets Holdings which rank equally with or junior to the junior subordinated debt securities.

The guarantee, however, will except from the foregoing any stock dividends paid by Citigroup Global Markets Holdings where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Citigroup Global Markets Holdings and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur upon the failure of Citigroup Global Markets Holdings to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, any holder of related trust preferred securities may directly sue Citigroup Global Markets Holdings to enforce the guarantee trustee's rights under the guarantee without first suing CGMH Capital [II], the guarantee trustee or any other person or entity. A holder of trust preferred securities may also directly sue Citigroup Global Markets Holdings to enforce such holder's right to receive payment under the guarantee without first (1) directing the guarantee trustee to enforce the terms of the guarantee or (2) suing CGMH Capital [II] or any other person or entity.

     Citigroup Global Markets Holdings will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     Prior to the occurrence of a default relating to the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the junior subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of CGMH Capital [II]. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

STATUS OF THE GUARANTEE

     The guarantee will constitute an unsecured obligation of Citigroup Global Markets Holdings and will rank:

     - subordinate and junior in right of payment to all other liabilities of Citigroup Global Markets Holdings;

     - equally with the most senior preferred or preference stock now or hereafter issued by Citigroup Global Markets Holdings and with any guarantee now or hereafter entered into by Citigroup Global Markets Holdings in respect of any preferred or preference stock of any subsidiary of Citigroup Global Markets Holdings; and

     - senior to Citigroup Global Markets Holdings' common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities by acceptance of such securities agrees to the subordination provisions and other terms of the guarantee.

     The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may directly sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

GOVERNING LAW

     The guarantee will be governed by, and construed in accordance with, the internal laws of the New York State.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the declaration, the sole purpose of CGMH Capital [II] is to issue the trust securities and to invest the proceeds from such issuance and sale in the junior subordinated debt securities.

     As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

     - the aggregate principal amount of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

     - under the indenture, Citigroup Global Markets Holdings will pay, and CGMH Capital [II] will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of CGMH Capital [II] other than those relating to the trust securities; and

     - the declaration further provides that the Citigroup Global Markets Holdings trustees may not cause or permit CGMH Capital [II] to engage in any activity that is not consistent with the purposes of CGMH Capital [II].

     Payments of distributions, to the extent there are available funds, and other payments due on the trust preferred securities, to the extent there are available funds, are guaranteed by Citigroup Global Markets Holdings to the extent described in this prospectus. If Citigroup Global Markets Holdings does not make interest payments on the junior subordinated debt securities, CGMH Capital [II] will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee is a subordinated guarantee in relation to the trust preferred securities. The guarantee does not apply to any payment of distributions unless and until CGMH Capital [II] has sufficient funds for the payment of such distributions. See "Description of the Guarantee."

     The guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that Citigroup Global Markets Holdings has made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with Citigroup Global Markets Holdings' obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the trust preferred securities.

     If Citigroup Global Markets Holdings fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration allows the holders of the trust preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce these rights, any holder of trust preferred securities may directly sue Citigroup Global Markets Holdings to enforce such rights without first suing the institutional trustee or any other person or entity. See "Description of the Trust Preferred Securities" and "-- Voting Rights."

     A holder of trust preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and such event is attributable to the failure of Citigroup Global Markets Holdings to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) suing Citigroup Global Markets Holdings to enforce the institutional trustee's rights under the junior subordinated debt securities. In connection with such direct action, Citigroup Global Markets Holdings will be subrogated to the rights of such holder of trust preferred securities under the declaration to the extent of any payment made by Citigroup Global Markets Holdings to such holder of trust preferred securities. Consequently, Citigroup

Global Markets Holdings will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from CGMH Capital [II].

     Citigroup Global Markets Holdings acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the trust preferred securities. If Citigroup Global Markets Holdings fails to make payments under the guarantee, the guarantee allows the holders of the trust preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities may directly sue Citigroup Global Markets Holdings to enforce the guarantee trustee's rights under the guarantee. Such holder need not first sue CGMH Capital [II], the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue Citigroup Global Markets Holdings to enforce such holder's right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue CGMH Capital [II] or any other person or entity.

     Citigroup Global Markets Holdings and CGMH Capital [II] believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Citigroup Global Markets Holdings of payments due on the trust preferred securities. See "Description of the Guarantee -- General."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a general summary of United States federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decision now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with a beneficial owner of the trust preferred securities that purchases the trust preferred securities upon original issuance at the initial issue price and who will hold the trust preferred securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - persons that will hold the trust preferred securities as a hedge or hedged against currency risk or as a part of an integrated investment, including a straddle or conversion transaction, comprised of a trust preferred security and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

     As used in this summary, a "United States holder" is a beneficial owner of the trust preferred securities who is:

     - a citizen or resident of the United States;

     - a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, if United States federal income taxation is applicable to the income of such estate regardless of the income's source; or

     - a trust if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of the trust's substantial decisions.

     As used in this summary, the term "non-United States holder" means a beneficial owner of the trust preferred securities who is not a United States holder and the term "United States" means the United

States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the trust preferred securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the junior subordinated debt securities, Cleary, Gottlieb, Steen & Hamilton, tax counsel to Citigroup Global Markets Holdings and CGMH Capital [II], will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the junior subordinated debt securities held by CGMH Capital [II] will be classified for United States federal income tax purposes as indebtedness of Citigroup Global Markets Holdings.

CLASSIFICATION OF CGMH CAPITAL [II]

     In connection with the issuance of the trust preferred securities, Cleary, Gottlieb, Steen & Hamilton will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, CGMH Capital [II] will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of trust preferred securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each United States holder will be required to include in its gross income all interest or original issue discount ("OID") and any gain recognized relating to its allocable share of those junior subordinated debt securities.

UNITED STATES HOLDERS

Interest Income and Original Issue Discount

     Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Citigroup Global Markets Holdings believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the regulations. Based on the foregoing, Citigroup Global Markets Holdings believes that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States holder of trust preferred securities should include in gross income such United States holder's allocable share of interest on the junior subordinated debt securities in accordance with such United States holder's method of tax accounting.

     Under the regulations, if the option to defer any payment of interest was determined not to be "remote," or if Citigroup Global Markets Holdings exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a United States holder's taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States holder of trust preferred securities would be required to include in gross income OID even though Citigroup Global Markets Holdings would not make any actual cash payments during an extension period.

     No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

     Because income on the trust preferred securities will constitute interest or OID, corporate holders of trust preferred securities will not be entitled to a dividends-received deduction and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the trust preferred securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of CGMH Capital [II]

     Under the circumstances described in this prospectus, junior subordinated debt securities may be distributed to holders in exchange for trust preferred securities upon the liquidation of CGMH Capital [II]. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States holder, and each United States holder would receive an aggregate tax basis in the junior subordinated debt securities equal to such holder's aggregate tax basis in its trust preferred securities. A United States holder's holding period in the junior subordinated debt securities received in liquidation of CGMH Capital [II] would include the period during which the trust preferred securities were held by such holder. See "Description of the Trust Preferred Securities -- Special Event Redemption."

     Under the circumstances described in this prospectus, the junior subordinated debt securities may be redeemed by Citigroup Global Markets Holdings for cash and the proceeds of such redemption distributed by CGMH Capital [II] to holders in redemption of their trust preferred securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed trust preferred securities. Accordingly, a United States holder could recognize gain or loss as if it had sold such redeemed trust preferred securities for cash. See "Description of the Trust Preferred Securities -- Special Event Redemption" and "-- Sales Exchange, or Other Disposition of Trust Preferred Securities."

Sales Exchange, or Other Disposition of Trust Preferred Securities

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a trust preferred security, a United States holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. Such United States holder will recognize gain or loss equal to the difference between its adjusted tax basis in the trust preferred securities and the amount realized on the sale of such trust preferred securities. Assuming that Citigroup Global Markets Holdings does not exercise its option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a United States holder's adjusted tax basis in the trust preferred securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a United States holder's tax basis in the trust preferred securities generally will be its initial purchase price, increased by OID previously includible in such United States holder's gross income to the date of disposition and decreased by distributions or other payments received on the trust preferred securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States holder's ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the trust preferred securities have been held for more than one year.

     Should Citigroup Global Markets Holdings exercise its option to defer payment of interest on the junior subordinated debt securities, the trust preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of such a deferral, a United States holder who disposes of its trust preferred securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

     Generally, income on the trust preferred securities will be reported to the IRS and to holders of trust preferred securities following the calendar year of payment. In addition, United States holders may be subject to backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the trust preferred securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a trust preferred security to a non-United States holder, provided that,

        (1) the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Citigroup Global Markets Holdings entitled to vote and is not a controlled foreign corporation related to Citigroup Global Markets Holdings through stock ownership;

        (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

        (3) neither Citigroup Global Markets Holdings nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a trust preferred security.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the trust preferred securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder with be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a trust preferred security generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a trust preferred security to a non-United States holder, or to proceeds from the disposition of a trust preferred security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Global Markets Holdings nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amount of payments made on a trust preferred security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The following discussion may be relevant to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), individual retirement accounts, Keogh plans and other similar plans subject to section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), entities the assets of which may be deemed "plan assets" under ERISA regulations, and governmental plans subject to any substantially similar federal, state or local laws (collectively, "Pension Type Accounts"). A fiduciary of a Pension Type Account should consider the fiduciary standards of applicable law in the context of the Pension Type Account's particular circumstances before authorizing an investment in the trust preferred securities of CGMH Capital [II]. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the Pension Type Account and whether the investment is appropriate for such Pension Type Account in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of applicable law prohibit Pension Type Accounts from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Pension Type Account. The U.S. Department of Labor has issued a regulation, 29 CFR Section 2510.3-101, with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

     Under such regulation, for purposes of ERISA and section 4975 of the Code, the assets of CGMH Capital [II] would be deemed to be "plan assets" of a Pension Type Account whose assets were used to purchase trust preferred securities of CGMH Capital [II] if the trust preferred securities of CGMH Capital [II] were considered to be equity interests in CGMH Capital [II] and no exception to plan asset status were applicable under such regulation.

     The regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, trust preferred securities of CGMH Capital [II] should be treated as "equity interests" for purposes of such regulation. One exception to plan asset status under the regulation applies to a class of "equity" interests that are
(i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although no assurances can be given, CGMH Capital [II] should qualify for this exception, so that the assets of CGMH Capital [II] should not be "plan assets" of any Pension Type Account investing in such securities, and the underlying assets of CGMH Capital [II] should not be treated as "plan assets" of Pension Type Account investors for purposes of determining whether any prohibited transaction has occurred.

     If the assets of CGMH Capital [II] were deemed to be plan assets of Pension Type Accounts that are holders of the trust preferred securities of CGMH Capital [II], an investment by a Pension Type Account in the trust preferred securities of CGMH Capital [II] might be deemed to constitute a delegation under applicable law of the duty to manage plan assets by a fiduciary investing in trust preferred securities of CGMH Capital [II]. Also, Citigroup Global Markets Holdings might be considered a "party in interest" or "disqualified person" relating to Pension Type Accounts whose assets were used to purchase trust preferred securities of CGMH Capital [II]. If this were the case, an investment in trust preferred securities of CGMH Capital [II] by a Pension Type Account might constitute, or in the course of the operation of CGMH Capital [II] give rise to, one or more prohibited transactions under ERISA, the Code or applicable law. In particular, it is likely that under such circumstances a prohibited extension of credit to Citigroup Global Markets Holdings would be considered to occur.

     In addition, Citigroup Global Markets Holdings might be considered a "party in interest" or "disqualified person" for certain Pension Type Accounts for reasons unrelated to the operation of CGMH Capital [II], e.g., because of the provision of services by Citigroup Global Markets Holdings or its affiliates to the Pension Type Account. A purchase of trust preferred securities of CGMH Capital [II] by any such Pension Type Account would be likely to result in a prohibited extension of credit to Citigroup Global Markets Holdings, without regard to whether the assets of CGMH Capital [II] constituted plan assets.

     Accordingly, the trust preferred securities of CGMH Capital [II] may be not purchased, held or disposed of by any Pension Type Account, unless one of the following categories of exemptive relief is available under:

     - Prohibited Transaction Class Exemption ("PTCE") 96-23 for transactions determined by in-house asset managers,

     - PTCE 95-60 for transactions involving insurance company general accounts,

     - PTCE 91-38 for transactions involving bank collective investment funds,

     - PTCE 90-1 for transactions involving insurance company separate accounts, or

     - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     Any purchaser of the trust preferred securities of CGMH Capital [II] or any interest therein will be deemed to have represented and warranted to CGMH Capital [II] on each day from and including the date of its purchase of the trust preferred securities through and including the date of disposition of such trust preferred securities that either:

     - it is not a Pension Type Account and is not purchasing such securities or interest therein on behalf of, or with "plan assets" of, any Pension Type Account; or

     - its purchase, holding and disposition of the trust preferred securities of CGMH Capital [II] or any interest therein is not and will not be prohibited by reason of the satisfaction of one or more of the following exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of trust preferred securities of CGMH Capital [II] with plan assets consult with its counsel regarding the consequences under ERISA, the Code or other similar law of the acquisition and ownership of trust preferred securities of CGMH Capital [II] and the availability of exemptive relief under the class exemptions listed above.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase from CGMH Capital [II], and CGMH Capital [II] has agreed to sell to that underwriter, the number of trust preferred securities set forth opposite the underwriter's name.

                                                                 NUMBER OF
                                                              TRUST PREFERRED
UNDERWRITER                                                     SECURITIES
-----------                                                   ---------------
Citigroup Global Markets Inc. ..............................     $
[Co-manager(s)].............................................
                                                                 --------
  Total.....................................................     $
                                                                 ========

     The underwriting agreement provides that the obligations of the underwriters to purchase the trust preferred securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the trust preferred securities if they purchase any of the trust preferred securities.

     CGMH Capital [II] and Citigroup Global Markets Holdings have agreed, during the period beginning on the date of the underwriting agreement and continuing to
and including the date that is   days after the closing date for the purchase of
the trust preferred securities, not to offer, sell, contract to sell or otherwise dispose of any other preferred securities, any preferred stock or any other securities, including any backup undertakings of such preferred stock or other securities, of Citigroup Global Markets Holdings or of CGMH Capital [II], in each case that are substantially similar to the trust preferred securities, or any securities convertible into or exchangeable for the trust preferred securities or such substantially similar securities of either CGMH Capital [II] or Citigroup Global Markets Holdings, except securities in the offering or with
the prior written consent of            .

     The following table summarizes the commissions to be paid by Citigroup Global Markets Holdings to the underwriters:

                                                                    PER
                                                              TRUST PREFERRED
                                                                 SECURITY           TOTAL
                                                              ---------------       -----
Public offering price.......................................      $                $
Underwriting commissions to be paid by Citigroup Global
  Markets Holdings..........................................           (1)              (1)
Proceeds to CGMH Capital [II]...............................      $                $

---------------

(1) Underwriting commissions of $       per trust preferred security, or
    $       for all        trust preferred securities, will be paid by Citigroup
    Global Markets Holdings, except that for sales of 10,000 or more trust preferred securities to a single purchaser, the commissions will be
    $       per trust preferred security.

     The underwriters propose to offer some of the trust preferred securities directly to the public at this public offering price set forth on the cover page of this prospectus and some of the trust preferred securities to dealers at the
public offering price less a concession not to exceed $     per trust preferred
security, provided that such concession for sales of 10,000 or more trust
preferred securities to a single purchaser will not be in excess of $     per
trust preferred security. The underwriters may allow, and dealers may reallow a
concession not to exceed $     per trust preferred security on sales to other
dealers. After the initial offering of the trust preferred securities to the public, the representatives of the underwriters may change the public offering price and concessions.

     Application will be made to list the trust preferred securities on the NYSE. If approved for listing, Citigroup Global Markets Holdings expects the trust preferred securities will begin trading on the NYSE within 30 days after they are first issued.

     In connection with this offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell trust preferred securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of trust preferred securities in excess of the liquidation amount of trust preferred securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the trust preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of trust preferred securities made for the purpose of preventing or retarding a decline in the market price of the trust preferred securities while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc., in covering syndicate short positions or making stabilizing purchases, repurchases trust preferred securities originally sold by that syndicate member.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the trust preferred securities. They may also cause the price of the trust preferred securities to be higher than the price that otherwise would exist in the open market in the absence of the transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     Citigroup Global Markets Holdings estimates that its total expenses for
this offering, excluding underwriting commissions, will be $     .

     The underwriters have performed investment banking and advisory services for Citigroup Global Markets Holdings from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for Citigroup Global Markets Holdings in the ordinary course of their business.

     If any broker-dealer subsidiary or affiliate makes an offering of the trust preferred securities, such offering will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

     This prospectus may also be used by any broker-dealer subsidiary or affiliate of Citigroup Global Markets Holdings in connection with offers and sales of the trust preferred securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates may act as principal or agent in such transactions. None of Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates have any obligation to make a market in any of the trust preferred securities and may discontinue any market-making activities at any time without notice, at their sole discretion.

     A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of trust preferred securities to underwriters for sale to their online brokerage account holders. The underwriters will allocate trust preferred securities to underwriters that may make Internet distributions on the same basis as other allocations. In addition, trust preferred securities may be sold by the underwriters to securities dealers who resell trust preferred securities to online brokerage account holders.

     Citigroup Global Markets Holdings has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

                                 LEGAL MATTERS

     Richard Ketchum, Esq., General Counsel of Citigroup Global Markets Holdings, 388 Greenwich Street, New York, New York 10013, will act as legal counsel to Citigroup Global Markets Holdings. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will act as legal counsel to the underwriters. Mr. Ketchum beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup Inc. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup Global Markets Holdings and its subsidiaries and affiliates and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup Global Markets Holdings Inc. as of and for the years ended December 31, 2002 and 2001 have been audited by KPMG LLP, independent certified public accountants, as set forth in their report dated January 21, 2003 on the consolidated financial statements. The consolidated financial statements are included in Citigroup Global Markets Holdings' annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2002, in Citigroup Global Markets Holdings' methods of accounting for goodwill and intangible assets, and, in 2001, in Citigroup Global Markets Holdings' methods of accounting for derivative instruments and hedging activities. The consolidated financial statements of Citigroup Global Markets Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Global Markets Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

     The financial statements incorporated in this prospectus by reference to Citigroup Global Market Holdings' annual report on Form 10-K for the year ended December 31, 2000, as included on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CGMH CAPITAL [II]

                                 % TRUST PREFERRED SECURITIES
                       $              LIQUIDATION AMOUNT
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                                   CITIGROUP

                            ------------------------

                                   PROSPECTUS
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission registration fee and the NASD fee.

Commission Registration Fee.................................  $  809,000
Accounting Fees.............................................     250,000
Trustees' Fees and Expenses.................................     315,000
Printing and Engraving Fees.................................   1,000,000
Rating Agency Fees..........................................   2,000,000
NASD Fee....................................................      30,500
Legal Fees and Expenses.....................................     500,000
Miscellaneous...............................................       1,500
                                                              ----------
          Total.............................................  $4,906,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CITIGROUP GLOBAL MARKETS HOLDINGS

     Section 721 of the New York Business Corporation Law, or the BCL, provides that, in addition to the indemnification provided in Article 7 of the BCL, a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the BCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the BCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the BCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the BCL specifies the manner in which payment of indemnification under Section 722 of the BCL or indemnification permitted under
Section 721 of the BCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the BCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 of the BCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the BCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article Seventh(e) of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides in part as follows:

        The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Article Ninth of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides as follows:

        To the fullest extent permitted under section 402 of the BCL, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

        (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his acts violated section 719 of the BCL or

        (b) the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

     Article Twelve of the By-laws of Citigroup Global Markets Holdings provides as follows:

        The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Citigroup Global Markets Holdings has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the BCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the BCL, as permitted by Section 721 of the BCL

CGMH CAPITAL TRUSTS

     The Amended and Restated Declaration of Trust of each of CGMH Capital II, CGMH Capital III and CGMH Capital IV provides that no Institutional Trustee (as defined in each Declaration) or any of its affiliates, Delaware Trustee (as defined in each declaration) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee (as defined in each declaration), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such CGMH Capital trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such CGMH Capital trust, any Affiliate (as defined in each Declaration) of such CGMH Capital trust or any holder of securities issued by such CGMH Capital trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such CGMH Capital trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such CGMH Capital trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions.

     The Declaration of each CGMH Capital trust also provides that, to the full extent permitted by law, Citigroup Global Markets Holdings shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such CGMH Capital trust) by reason of the fact that he or she is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the CGMH Capital trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Declaration of each CGMH Capital trust also provides that to the full extent permitted by law, Citigroup Global Markets Holdings shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such CGMH Capital trust to procure a judgment in its favor by reason of the fact that he or she is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such CGMH Capital trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to such CGMH Capital trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     The Declaration of each CGMH Capital trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two paragraphs shall be paid by Citigroup Global Markets Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Citigroup Global Markets Holdings as authorized in the Declaration. The directors and officers of Citigroup Global Markets Holdings and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Global Markets Holdings or the CGMH Capital trusts.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the forms of Underwriting Agreement, Global Selling Agency Agreement and Continuous Underwriting Agreement filed as Exhibit 1(a), (b), (c), (d) and
(e) for certain indemnification provisions.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
   1(a)    --   Proposed Form of Underwriting Agreement for Debt Securities
                to be distributed in the United States (incorporated by
                reference to Exhibit 1(a) to Registration Statement No.
                333-38931). A form of Underwriting Agreement relating to any other offering of Securities (and not filed as an Exhibit
                hereto) will be filed as an Exhibit to a Current Report on
                Form 8-K and incorporated herein by reference.
   1(b)    --   Form of Global Selling Agency Agreement relating to the
                Medium-Term Notes, Series A and Series B.*
   1(c)    --   Form of Underwriting Agreement for Index Warrants
                (incorporated by reference to Exhibit 1.01 of Citigroup
                Global Markets Holdings Inc.'s Current Report on Form 8-K
                dated October 13, 1999).
   1(d)    --   Form of Underwriting Agreement for Trust Preferred
                Securities (incorporated by reference to Exhibit 1.01 of
                SSBH Capital I's Current Report on Form 8-K dated January
                27, 1998).
   4(a)    --   Restated Certificate of Incorporation of Citigroup Global
                Markets Holdings Inc., (incorporated by reference to Exhibit
                99.1 of Citigroup Global Markets Holdings Inc.'s Current
                Report on Form 8-K dated April 7, 2003).
   4(b)    --   By-Laws of Citigroup Global Markets Holdings.*
   4(c)    --   Senior Debt Indenture, dated as of December 1, 1988, between
                Salomon Inc and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 8 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated December 29, 1988).
   4(d)    --   First Supplemental Indenture, dated as of September 7, 1990, to Senior Debt Indenture dated as of December 1, 1988
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(b) to Registration Statement
                No. 33-39502).]
   4(e)    --   Second Supplemental Indenture, dated June 12, 1991 between
                Salomon Inc and Citibank, N.A. (incorporated by reference to
                Exhibit 4(c) to Registration Statement No. 33-41209).
   4(f)    --   Third Supplemental Indenture, dated as of July 1, 1992
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(d) to Registration Statement
                No. 33-49136).
   4(g)    --   Fourth Supplemental Indenture, dated as of October 29, 1992, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(e) to Registration Statement No. 33-
                57922).

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
   4(h)    --   Fifth Supplemental Indenture, dated as of December 14, 1993, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(f) to Registration Statement No. 33-
                51269).
   4(i)    --   Sixth Supplemental Indenture, dated as of December 29, 1994, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(j) to Registration Statement No.
                333-01807).
   4(j)    --   Seventh Supplemental Indenture, dated as of February 1,
                1996, between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(k) to Registration Statement No.
                333-01807).
   4(k)    --   Eighth Supplemental Indenture, dated as of May 8, 1996,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated April 29, 1996).
   4(l)    --   Ninth Supplemental Indenture, dated as of November 20, 1996, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated November 20, 1996).
   4(m)    --   Tenth Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and Citibank,
                N.A. (incorporated by reference to Exhibit 4(l) to
                Registration Statement 333-38931).
   4(n)    --   Eleventh Supplemental Indenture, dated as of July 1, 1999
                between Salomon Smith Barney Holdings Inc. and The First
                National Bank of Chicago, as Successor Trustee (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment
                No. 1 to Registration Statement No. 333-38931).
   4(o)    --   Subordinated Debt Indenture, dated as of December 1, 1988, between Salomon Inc and Bankers Trust Company, as Trustee
                (incorporated by reference to Exhibit 7 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                August 2, 1989).
   4(p)    --   First Supplemental Indenture, dated as of September 7, 1990, between Salomon Inc and Bankers Trust Company (incorporated by reference to Exhibit 4(b) to Registration Statement No.
                33-39502).
   4(q)    --   Second Supplemental Indenture, dated as of December 14,
                1993, between Salomon Inc and Bankers Trust Company
                (incorporated by reference to Exhibit 4(n) to Registration
                Statement No. 333-01807).
   4(r)    --   Third Supplemental Indenture, dated as of July 3, 1996,
                between Salomon Inc and Bankers Trust Company (incorporated by reference to Exhibit 99.01 to Citigroup Global Markets
                Holdings Inc.'s Current Report on Form 8-K dated December 9,
                1997).
   4(s)    --   Fourth Supplemental Indenture, dated as of November 28,
                1997, between Salomon Smith Barney Holdings Inc. and Bankers
                Trust Company (incorporated by reference to Exhibit 99.02 to
                Citigroup Global Markets Holdings Inc.'s Current Report on
                Form 8-K dated December 9, 1997).
   4(t)    --   Fifth Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and Bankers Trust
                Company (incorporated by reference to Exhibit 4(uu) to
                Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931).
   4(u)    --   Form of Sixth Supplemental Indenture between Citigroup
                Global Markets Holdings Inc. and Deutsche Bank Trust Company
                Americas.*
   4(v)    --   Senior Debt Indenture, dated as of October 27, 1993, between
                Salomon Inc and The Bank of New York, as Trustee
                (incorporated by reference to Exhibit 3 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                October 27, 1993).
   4(w)    --   First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Bank of
                New York (incorporated by reference to Exhibit 99.04 to
                Citigroup Global Markets Holdings Inc.'s Current Report on
                Form 8-K dated December 9, 1997).

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
   4(x)    --   Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and the Bank of
                New York (incorporated by reference to Exhibit 4(vv) to
                Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931).
   4(y)    --   Senior Debt Indenture, dated as of January 18, 1994, between
                Salomon Inc and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                January 18, 1994).
   4(z)    --   First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 99.05 to Citigroup Global Markets Holdings Inc.'s Current Report
                on Form 8-K dated December 9, 1997).
   4(aa)   --   Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 4(ww)
                to Post-Effective Amendment No. 1 to Registration Statement
                No. 333-38931).
   4(bb)   --   Forms of Medium-Term Registered Notes, Series A and Series
                B.*
   4(cc)   --   Forms of Medium-Term Bearer Notes, Series A and Series B.*
   4(dd)   --   Forms of Medium-Term Temporary Global Notes, Series A and
                Series B.*
   4(ee)   --   Forms of Medium-Term Permanent Global Notes, Series A and
                Series B.*
   4(ff)   --   Form of Index Warrant Agreement for Index Warrants, with
                form of Index Warrant Certificate attached as an exhibit
                thereto, for Index Warrants in registered form (incorporated by reference to Exhibit 4.01 of Citigroup Global Markets
                Holdings Inc.'s Current Report on Form 8-K dated October 13,
                1999).
   4(gg)   --   Certificate of Trust of CGMH Capital II, as amended.*
   4(hh)   --   Certificate of Trust of CGMH Capital III, as amended.*
   4(ii)   --   Certificate of Trust of CGMH Capital IV, as amended.*
   4(jj)   --   Form of Amended and Restated Declaration of Trust for CGMH
                Capital II.*
   4(kk)   --   Form of Amended and Restated Declaration of Trust for CGMH
                Capital III.*
   4(ll)   --   Form of Amended and Restated Declaration of Trust for CGMH
                Capital IV.*
   4(mm)   --   Indenture dated as of January 28, 1998 between Salomon Smith
                Barney Holdings Inc. and The Chase Manhattan Bank, as
                Trustee (incorporated by reference to Exhibit 4(ii) to
                Registration Statement 333-38931).
   4(nn)   --   First Supplemental Indenture dated July 1, 1999 to Indenture dated as of January 28, 1998 between Salomon Smith Barney
                Holdings Inc. and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4(xx) to
                Post-Effective Amendment No. 1 Registration Statement No.
                333-38931).
   4(oo)   --   Form of Second Supplemental Indenture to Indenture dated as of January 28, 1998, between Citigroup Global Markets
                Holdings Inc. and JPMorgan Chase Bank, as Trustee.*
   4(pp)   --   Form of Trust Preferred Security (included in Exhibit
                4(jj)).*
   4(qq)   --   Form of Trust Common Security (included in Exhibit 4(jj)).*
   4(rr)   --   Form of Guarantee with respect to the Trust Preferred
                Securities of CGMH Capital II (incorporated by reference to
                Exhibit 4(jj) to Registration Statement 333-38931).
   4(ss)   --   Form of Guarantee with respect to the Trust Preferred
                Securities of CGMH Capital III (incorporated by reference to
                Exhibit 4(kk) to Registration Statement 333-38931).
   4(tt)   --   Form of Guarantee with respect to the Trust Preferred
                Securities of CGMH Capital IV (incorporated by reference to
                Exhibit 4(ll) to Registration Statement 333-38931).
   4(uu)   --   Form of Junior Subordinated Debt Securities (included in
                Exhibit 4(mm)).*
   5(a)    --   Opinion of Richard Ketchum, Esq.*
   8(a)    --   Tax opinion of Cleary, Gottlieb, Steen & Hamilton with
                respect to the Trust Preferred Securities.*

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  12(a)    --   Computation of Ratio of Earnings to Fixed Charges of
                Citigroup Global Markets Holdings Inc. (incorporated by
                reference to Exhibit 12.01 to Citigroup Global Markets
                Holdings Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended March 31, 2003).
  23(a)    --   Consent of KPMG LLP, independent auditors.*
  23(b)    --   Consent of PricewaterhouseCoopers LLP, independent
                accountants.*
  23(c)    --   Consent of Cleary, Gottlieb, Steen & Hamilton (included in
                Exhibit 8(a)).*
  23(d)    --   Consent of Richard Ketchum, Esq. (included in Exhibit
                5(a)).*
  25(a)    --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of The Bank of
                New York under the Senior Debt Indenture.*
  25(b)    --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of JPMorgan
                Chase Bank under the Senior Debt Indenture.*
  25(c)    --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of Deutsche
                Bank Trust Company Americas under the Subordinated Debt
                Indenture.*
  25(d)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The Chase Manhattan Bank under the Junior Subordinated Debt Indenture.*
  25(e)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of JPMorgan Chase Bank, as Trustee under the Declaration of Trust of CGMH Capital II.*
  25(f)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of JPMorgan Chase Bank, as Trustee under the Declaration of Trust of CGMH Capital III.*
  25(g)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of JPMorgan Chase Bank, as Trustee under the Declaration of Trust of CGMH Capital IV.*
  25(h)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of JPMorgan Chase Bank, as
                Guarantee Trustee under the Trust Preferred Securities
                Guarantee of Citigroup Global Markets Holdings Inc. for the
                benefit of holders of Trust Preferred Securities of CGMH
                Capital II.*
  25(i)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of JPMorgan Chase Bank, as
                Guarantee Trustee under the Trust Preferred Securities
                Guarantee of Citigroup Global Markets Holdings Inc. for the
                benefit of holders of Trust Preferred Securities of CGMH
                Capital III.*
  25(j)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of JPMorgan Chase Bank, as
                Guarantee Trustee under the Trust Preferred Securities
                Guarantee of Citigroup Global Markets Holdings Inc. for the
                benefit of holders of Trust Preferred Securities of CGMH
                Capital IV.*
  25(k)    --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of Bank One Trust Company, under
                the Senior Debt Indenture.*

---------------
* Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Citigroup Global Markets Holdings Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Global Markets Holdings Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (D)(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Global Markets Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 19th day of June, 2003.

                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                                          By:      /s/ JOHN C. MORRIS
                                            ------------------------------------
                                              John C. Morris
                                              Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated this 19th day of June, 2003.

                    SIGNATURES
                    ----------
                /s/ CHARLES PRINCE                     Chairman and Chief Executive Officer
---------------------------------------------------      (Principal Executive Officer)
                  Charles Prince

                /s/ JOHN C. MORRIS                     Chief Financial Officer
---------------------------------------------------      (Principal Financial Officer)
                  John C. Morris

               /s/ ROBERT TRAFICANTI                   Principal Accounting Officer
---------------------------------------------------
                 Robert Traficanti

                /s/ ROBERT DRUSKIN                     Director
---------------------------------------------------
                  Robert Druskin

               /s/ DERYCK C. MAUGHAN                   Director
---------------------------------------------------
                 Deryck C. Maughan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of CGMH Capital II, CGMH Capital III and CGMH Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 19th day of June, 2003.

                                          CGMH CAPITAL II

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                                Mark I. Kleinman, as Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                                  Cliff Verron, as Trustee

                                          By:     /s/ JOSEPH V. GIUNTA
                                            ------------------------------------
                                                Joseph V. Giunta, as Trustee

                                          CGMH CAPITAL III

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                                Mark I. Kleinman, as Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                                  Cliff Verron, as Trustee

                                          By:     /s/ JOSEPH V. GIUNTA
                                            ------------------------------------
                                                Joseph V. Giunta, as Trustee

                                          CGMH CAPITAL IV

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                                Mark I. Kleinman, as Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                                  Cliff Verron, as Trustee

                                          By:     /s/ JOSEPH V. GIUNTA
                                            ------------------------------------
                                                Joseph V. Giunta, as Trustee

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 1(a)      --   Proposed Form of Underwriting Agreement for Debt Securities
                to be distributed in the United States (incorporated by
                reference to Exhibit 1(a) to Registration Statement No.
                333-38931). A form of Underwriting Agreement relating to any other offering of Securities (and not filed as an Exhibit
                hereto) will be filed as an Exhibit to a Current Report on
                Form 8-K and incorporated herein by reference.
 1(b)      --   Form of Global Selling Agency Agreement relating to the
                Medium-Term Notes, Series A and Series B.*
 1(c)      --   Form of Underwriting Agreement for Index Warrants
                (incorporated by reference to Exhibit 1.01 of Citigroup
                Global Markets Holdings Inc.'s Current Report on Form 8-K
                dated October 13, 1999).
 1(d)      --   Form of Underwriting Agreement for Trust Preferred
                Securities (incorporated by reference to Exhibit 1.01 of
                SSBH Capital I's Current Report on Form 8-K dated January
                27, 1998).
 4(a)      --   Restated Certificate of Incorporation of Citigroup Global
                Markets Holdings Inc., (incorporated by reference to Exhibit
                99.1 of Citigroup Global Markets Holdings Inc.'s Current
                Report on Form 8-K dated April 7, 2003).
 4(b)      --   By-Laws of Citigroup Global Markets Holdings Inc.*
 4(c)      --   Senior Debt Indenture, dated as of December 1, 1988, between
                Salomon Inc and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 8 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated December 29, 1988).
 4(d)      --   First Supplemental Indenture, dated as of September 7, 1990, to Senior Debt Indenture dated as of December 1, 1988
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(b) to Registration Statement
                No. 33-39502).]
 4(e)      --   Second Supplemental Indenture, dated June 12, 1991 between
                Salomon Inc and Citibank, N.A. (incorporated by reference to
                Exhibit 4(c) to Registration Statement No. 33-41209).
 4(f)      --   Third Supplemental Indenture, dated as of July 1, 1992
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(d) to Registration Statement
                No. 33-49136).
 4(g)      --   Fourth Supplemental Indenture, dated as of October 29, 1992, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(e) to Registration Statement
                No. 33-57922).
 4(h)      --   Fifth Supplemental Indenture, dated as of December 14, 1993, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(f) to Registration Statement
                No. 33-51269).
 4(i)      --   Sixth Supplemental Indenture, dated as of December 29, 1994, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(j) to Registration Statement
                No. 333-01807).
 4(j)      --   Seventh Supplemental Indenture, dated as of February 1,
                1996, between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(k) to Registration Statement
                No. 333-01807).
 4(k)      --   Eighth Supplemental Indenture, dated as of May 8, 1996,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated April 29, 1996).
 4(l)      --   Ninth Supplemental Indenture, dated as of November 20, 1996, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated November 20, 1996).
 4(m)      --   Tenth Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and Citibank,
                N.A. (incorporated by reference to Exhibit 4(l) to
                Registration Statement 333-38931).

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  4(n)     --   Eleventh Supplemental Indenture, dated as of July 1, 1999
                between Salomon Smith Barney Holdings Inc. and The First
                National Bank of Chicago, as Successor Trustee (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment
                No. 1 to Registration Statement No. 333-38931).
 4(o)      --   Subordinated Debt Indenture, dated as of December 1, 1988, between Salomon Inc and Bankers Trust Company, as Trustee
                (incorporated by reference to Exhibit 7 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                August 2, 1989).
 4(p)      --   First Supplemental Indenture, dated as of September 7, 1990, between Salomon Inc and Bankers Trust Company (incorporated by reference to Exhibit 4(b) to Registration Statement
                No. 33-39502).
 4(q)      --   Second Supplemental Indenture, dated as of December 14,
                1993, between Salomon Inc and Bankers Trust Company
                (incorporated by reference to Exhibit 4(n) to Registration
                Statement No. 333-01807).
 4(r)      --   Third Supplemental Indenture, dated as of July 3, 1996,
                between Salomon Inc and Bankers Trust Company (incorporated by reference to Exhibit 99.01 to Citigroup Global Markets
                Holdings Inc.'s Current Report on Form 8-K dated December 9,
                1997).
 4(s)      --   Fourth Supplemental Indenture, dated as of November 28,
                1997, between Salomon Smith Barney Holdings Inc. and Bankers
                Trust Company (incorporated by reference to Exhibit 99.02 to
                Citigroup Global Markets Holdings Inc.'s Current Report on
                Form 8-K dated December 9, 1997).
 4(t)      --   Fifth Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and Bankers Trust
                Company (incorporated by reference to Exhibit 4(uu) to
                Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931).
 4(u)      --   Form of Sixth Supplemental Indenture between Citigroup
                Global Markets Holdings Inc. and Deutsche Bank Trust Company
                Americas.*
 4(v)      --   Senior Debt Indenture, dated as of October 27, 1993, between
                Salomon Inc and The Bank of New York, as Trustee
                (incorporated by reference to Exhibit 3 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                October 27, 1993).
 4(w)      --   First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Bank of
                New York (incorporated by reference to Exhibit 99.04 to
                Citigroup Global Markets Holdings Inc.'s Current Report on
                Form 8-K dated December 9, 1997).
 4(x)      --   Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and the Bank of
                New York (incorporated by reference to Exhibit 4(vv) to
                Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931).
 4(y)      --   Senior Debt Indenture, dated as of January 18, 1994, between
                Salomon Inc and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                January 18, 1994).
 4(z)      --   First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 99.05 to Citigroup Global Markets Holdings Inc.'s Current Report
                on Form 8-K dated December 9, 1997).
 4(aa)     --   Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 4(ww)
                to Post-Effective Amendment No. 1 to Registration Statement
                No. 333-38931).
 4(bb)     --   Forms of Medium-Term Registered Notes, Series A and Series
                B.*
 4(cc)     --   Forms of Medium-Term Bearer Notes, Series A and Series B.*
 4(dd)     --   Forms of Medium-Term Temporary Global Notes, Series A and
                Series B.*
 4(ee)     --   Forms of Medium-Term Permanent Global Notes, Series A and
                Series B.*

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 4(ff)     --   Form of Index Warrant Agreement for Index Warrants, with
                form of Index Warrant Certificate attached as an exhibit
                thereto, for Index Warrants in registered form (incorporated by reference to Exhibit 4.01 of Citigroup Global Markets
                Holdings Inc.'s Current Report on Form 8-K dated October 13,
                1999).
 4(gg)     --   Certificate of Trust of CGMH Capital II, as amended.*
 4(hh)     --   Certificate of Trust of CGMH Capital III, as amended.*
 4(ii)     --   Certificate of Trust of CGMH Capital IV, as amended.*
 4(jj)     --   Form of Amended and Restated Declaration of Trust for CGMH
                Capital II.*
 4(kk)     --   Form of Amended and Restated Declaration of Trust for CGMH
                Capital III.*
 4(ll)     --   Form of Amended and Restated Declaration of Trust for CGMH
                Capital IV.*
 4(mm)     --   Indenture dated as of January 28, 1998 between Salomon Smith
                Barney Holdings Inc. and The Chase Manhattan Bank, as
                Trustee (incorporated by reference to Exhibit 4(ii) to
                Registration Statement 333-38931).
 4(nn)     --   First Supplemental Indenture dated July 1, 1999 to Indenture dated as of January 28, 1998 between Salmon Smith Barney
                Holdings Inc. and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4(xx) to
                Post-Effective Amendment No. 1 Registration Statement No.
                333-38931).
 4(oo)     --   Form of Second Supplemental Indenture to Indenture dated as of January 28, 1998 between Salmon Smith Barney Holdings
                Inc. and JPMorgan Chase Bank, as Trustee.*
 4(pp)     --   Form of Trust Preferred Security (included in
                Exhibit 4(jj)).*
 4(qq)     --   Form of Trust Common Security (included in Exhibit 4(jj)).*
 4(rr)     --   Form of Guarantee with respect to the Trust Preferred
                Securities of CGMH Capital II (incorporated by reference to
                Exhibit 4(jj) to Registration Statement 333-38931).
 4(ss)     --   Form of Guarantee with respect to the Trust Preferred
                Securities of CGMH Capital III (incorporated by reference to
                Exhibit 4(kk) to Registration Statement 333-38931).
 4(tt)     --   Form of Guarantee with respect to the Trust Preferred
                Securities of CGMH Capital IV (incorporated by reference to
                Exhibit 4(ll) to Registration Statement 333-38931).
 4(uu)     --   Form of Junior Subordinated Debt Securities (included in
                Exhibit 4(mm)).*
 5(a)      --   Opinion of Richard Ketchum, Esq.*
 8(a)      --   Tax opinion of Cleary, Gottlieb, Steen & Hamilton with
                respect to the Trust Preferred Securities.*
12(a)      --   Computation of Ratio of Earnings to Fixed Charges of
                Citigroup Global Markets Holdings Inc. (incorporated by
                reference to Exhibit 12.01 to Citigroup Global Markets
                Holdings Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended March 31, 2003).
23(a)      --   Consent of KPMG LLP, independent auditors.*
23(b)      --   Consent of PricewaterhouseCoopers LLP, independent
                accountants.*
23(c)      --   Consent of Cleary, Gottlieb, Steen & Hamilton (included in
                Exhibit 8(a)).*
23(d)      --   Consent of Richard Ketchum, Esq. (included in
                Exhibit 5(a)).*
25(a)      --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of The Bank of
                New York under the Senior Debt Indenture.*
25(b)      --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of JPMorgan
                Chase Bank under the Senior Debt Indenture.*
25(c)      --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939, as amended, of Deutsche
                Bank Trust Company Americas under the Subordinated Debt
                Indenture.*
25(d)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank under
                the Junior Subordinated Debt Indenture.*

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
25(e)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank, as
                Trustee under the Declaration of Trust of CGMH Capital II.*
25(f)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank, as
                Trustee under the Declaration of Trust of CGMH Capital III.*
25(g)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank, as
                Trustee under the Declaration of Trust of CGMH Capital IV.*
25(h)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank, as
                Guarantee Trustee under the Trust Preferred Securities
                Guarantee of Citigroup Global Markets Holdings Inc. for the
                benefit of holders of Trust Preferred Securities of CGMH
                Capital II.*
25(i)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank, as
                Guarantee Trustee under the Trust Preferred Securities
                Guarantee of Citigroup Global Markets Holdings Inc. for the
                benefit of holders of Trust Preferred Securities of CGMH
                Capital III.*
25(j)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The JPMorgan Chase Bank, as
                Guarantee Trustee under the Trust Preferred Securities
                Guarantee of Citigroup Global Markets Holdings Inc. for the
                benefit of holders of Trust Preferred Securities of CGMH
                Capital IV.*
25(k)      --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of Bank One Trust Company, under
                the Senior Debt Indenture.*

---------------
* Filed herewith.